As filed with the Securities and Exchange Commission on May 21, 2007

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-1538254 (I.R.S. Employer Identification Number)

103 Powell Court, Suite 200
Brentwood, Tennessee 37027
(615) 372-8500
(Address, including zip code and telephone number,
including area code, of registrant’s principal executive offices)
Copies to:

Paul D. Gilbert, Esq.	Morton A. Pierce, Esq.
Senior Vice President and General Counsel	Frank R. Adams, Esq.
103 Powell Court, Suite 200	Dewey Ballantine LLP
Brentwood, Tennessee 37027	1301 Avenue of the Americas
(615) 372-8500	New York, New York 10019
(212) 259-8000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering	Aggregate	Amount of
Securities to be Registered	Registered(1)	Price per Unit(1)	Offering Price(1)	Registration Fee
Convertible Senior Subordinated Notes				(1)
Common Stock, par value $0.01 per share				$0(2)

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The Registrants are deferring payment of the registration fee pursuant to Rule 456(b) and are omitting this information in reliance on Rule 456(b) and Rule 457(r).

(2)	No additional consideration will be received for the Common Stock issuable upon conversion of the Convertible Senior Subordinated Notes. Therefore, no additional registration fee is required pursuant to Rule 457(i) under the Securities Act.

The information in this prospectus is not complete and may be changed. A Registration Statement relating to these securities is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION DATED MAY 21, 2007
PRELIMINARY PROSPECTUS

$500,000,000
% Convertible Senior Subordinated Notes due 2014

We are offering $500,000,000 aggregate principal amount of our     % convertible senior subordinated notes due 2014. The Notes will bear interest at the rate of     % per annum. Interest on the Notes is payable on May 15 and November 15 of each year, beginning on November 15, 2007. The Notes will mature on May 15, 2014 unless earlier repurchased or purchased by us or converted.

Prior to March 15, 2014, holders may convert their Notes under the following circumstances: (1) if the price of our common stock reaches a specified threshold during specified periods, (2) if the trading price of the Notes is below a specified threshold or (3) if specified corporate transactions or other specified events occur, each as described in this prospectus. On or after March 15, 2014, holders may convert their Notes at any time prior to the close of business on the scheduled trading day immediately preceding the stated maturity date regardless of whether any of the foregoing conditions is satisfied.

Subject to certain exceptions described under “Description of the Notes,” we will deliver cash and shares of our common stock, if any, as follows: (i) an amount in cash (the “principal return”) equal to the sum of, for each of the 20 volume-weighted average price (“VWAP”) trading days (as described herein) during the conversion period (as described herein), the lesser of the daily conversion value (as described herein) and $50 (representing 1/20th of $1,000), and (ii) a number of shares in an amount equal to the sum of, for each such VWAP trading day, any excess of the daily conversion value above $50. Our ability to pay the principal return in cash is subject to important limitations imposed by our Credit Agreement and other indebtedness we may have in the future.

The conversion rate initially will be           shares of our common stock per $1,000 principal amount of Notes (subject to adjustment in certain events). This is equivalent to a conversion price of approximately $      per share of common stock. In addition, if certain corporate transactions that constitute a change of control occur prior to maturity, we will increase the conversion rate in certain circumstances as described in this prospectus.

The Notes will be our unsecured senior subordinated indebtedness. As of March 31, 2007, on a pro forma basis after giving effect to this offering and the use of proceeds hereof, we would have had $968.2 million of senior indebtedness outstanding.

Holders may require us to purchase for cash some or all of their Notes upon the occurrence of a fundamental change as described under “Description of the Notes,” at a price equal to 100% of the principal amount of the Notes to be purchased, plus any accrued and unpaid interest, to but excluding the purchase date.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “LPNT.” The last reported sale price of our common stock on May 18, 2007, was $38.50 per share.

Investing in the Notes and the common stock issuable upon conversion of the Notes involves risks. See “Risk Factors” beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Price: 100% plus accrued interest, if any, from May   , 2007.

Proceeds to
		Underwriting	LifePoint
	Price to	Discounts and	Hospitals,
	Public	Commissions	Inc.

Per Note	%	%	%
Total	$	$	$

We have also granted to the underwriters named in this prospectus an option to purchase, within a period of 13 days beginning with the date we first issue the Notes, up to an additional $75 million principal amount of Notes solely to cover over-allotments.

The underwriters expect to deliver the Notes to purchasers on or about May     , 2007.

Book-Running Manager
Citi

UBS Investment Bank
Banc of America Securities LLC
Deutsche Bank Securities
Raymond James
May   , 2007

You should rely only on the information contained or incorporated by reference in this prospectus and any “free writing prospectus” we may authorize to be delivered to you. Neither we nor the underwriters have authorized anyone to provide you with information that is different from that contained or incorporated by reference in this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy shares in any jurisdiction where such offer or any sale of shares would be unlawful. You should not assume that the information in this prospectus, including any information incorporated by reference, is accurate as of any date other than their respective dates. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

i

FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and in reports and proxy statements we file with the SEC. In addition, our senior management makes forward-looking statements orally to analysts, investors, the media and others. Broadly speaking, forward-looking statements include:

•	projections of our revenues, net income, earnings per share, capital expenditures, cash flows, debt repayments, interest rates, certain operating statistics and data or other financial items;

•	descriptions of plans or objectives of our management for future operations or services, including pending acquisitions and divestitures;

•	interpretations of Medicare and Medicaid law and their effects on our business; and

•	descriptions of assumptions underlying or relating to any of the foregoing.

In this prospectus and the documents incorporated by reference herein, for example, we make forward-looking statements discussing our expectations about:

•	investment in and integration of our acquisitions;

•	liabilities associated with and other effects resulting from our recent acquisitions;

•	future financial performance and condition;

•	future liquidity and capital resources;

•	future cash flows;

•	existing and future debt and equity structure;

•	our strategic goals;

•	our business strategy and operating philosophy;

•	demographic trends;

•	competition with other hospital companies and healthcare service providers;

•	our compliance with federal, state and local regulations;

•	our stock compensation arrangements;

•	executive compensation;

•	our hedging arrangements;

•	supply and information technology costs;

•	changes in interest rates;

•	our plans as to the payment of dividends;

•	future acquisitions, dispositions and joint ventures;

•	development of de novo facilities;

•	tax-related liabilities;

•	industry trends;

•	the efforts of insurers and other payors, healthcare providers and others to contain healthcare costs;

•	reimbursement changes;

•	patient volumes and related revenues;

•	risk management and insurance;

ii

•	recruiting and retention of clinical personnel;

•	future capital expenditures;

•	expected changes in certain expenses;

•	our contractual obligations;

•	the completion of projects under construction;

•	the impact of changes in our critical accounting estimates;

•	claims and legal actions relating to professional liabilities and other matters;

•	non-GAAP measures;

•	the impact and applicability of new accounting standards; and

•	physician recruiting and retention.

Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements often include words such as “can,” “could,” “may,” “should,” “believe,” “will,” “would,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “intend,” “target,” “continue” or similar expressions. Do not unduly rely on forward-looking statements, which give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

There are several factors, some beyond our control that could cause results to differ significantly from our expectations. Some of these factors are described in more detail in the section captioned “Risk Factors”. Other factors, such as market, operational, liquidity, interest rate and other risks are described elsewhere in this prospectus and the documents incorporated by reference in this prospectus. Any factor described in this prospectus or the documents incorporated by reference could by itself, or together with one or more factors, adversely affect our business, results of operations and/or financial condition. There may be factors not described in this prospectus or the documents incorporated by reference that could cause results to differ from our expectations.

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference in this prospectus. This summary may not contain all of the information that may be important to you. Please review this prospectus in its entirety, including the “Risk Factors,” the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements and the related notes incorporated by reference in this prospectus, before you decide to invest in these Notes. Unless otherwise noted, the terms “LifePoint,” “Company,” “we,” “us,” and “our” refer to LifePoint Hospitals, Inc. and its subsidiaries.

Overview

We are a holding company that is one of the largest owners and operators of general acute care hospitals in non-urban communities in the United States. Our subsidiaries own or lease their respective facilities and other assets. At March 31, 2007, we operated 51 hospitals, including two hospitals that were being held for sale. In all but four of the communities in which our hospitals are located, we are the only provider of acute care hospital services. Our hospitals are geographically diversified across 19 states. For the year ended December 31, 2006, we had revenues of approximately $2.4 billion.

Our predecessor company, which we refer to as Historic LifePoint, became an independent, publicly traded company on May 11, 1999, when HCA Inc. distributed all outstanding shares of Historic LifePoint common stock to its stockholders. On April 15, 2005, we completed a business combination with Province Healthcare Company (“Province”). Province was a public company that, as of April 15, 2005, operated 21 general acute care hospitals in non-urban communities in the United States. As a result of the Province business combination, we acquired all of the outstanding capital stock of each of Province and Historic LifePoint.

Industry Overview

We believe that non-urban communities present opportunities for us because of the following factors:

•	Less Competition than Urban Markets. Because non-urban communities have smaller populations, they generally have fewer hospitals and other healthcare service providers. Because non-urban hospitals are generally the sole providers of inpatient services in their markets, there is limited competition. However, we are experiencing an increase in competition from other specialized care providers, including outpatient surgery, oncology, physical therapy and diagnostic centers, as well as competing services rendered in physician offices.

•	Community Focus. We believe that the local hospital generally is viewed as an integral part of the community. In addition, we believe that non-urban communities can have a higher level of patient and physician loyalty that fosters cooperative relationships among the local hospitals, physicians, employees, patients and local government authorities.

•	Acquisition Opportunities. Currently, not-for-profit and governmental entities own most non-urban hospitals. These entities often have limited access to the capital needed to keep pace with advances in medical technology. In addition, these entities sometimes lack the resources to leverage their professional staff in the manner necessary to control hospital expenses, recruit and retain physicians, expand healthcare services and comply with increasingly complex reimbursement and managed care requirements. As a result, patients may migrate, be referred by local physicians, or be encouraged by managed care plans to travel to hospitals in larger, urban markets. We believe that, as a result of these pressures, many not-for-profit and governmental owners of non-urban hospitals who wish to maximize the value of their community assets and preserve the local availability of quality healthcare services are interested in selling or leasing these hospitals to a company like ours, that is committed to the local delivery of healthcare and that has greater access to capital and management resources. Of the 51 hospitals that we operated at March 31, 2007, 25 were acquired from either not-for-profit or governmental entities.

Operating Philosophy

Since inception, our sole mission has been to acquire, develop and operate strong community-based hospitals in non-urban markets. As a result, we adhere to an operating philosophy that is focused on the unique patient and provider needs and opportunities in these communities. Our philosophy includes a commitment to:

•	increasing the scope and improving the quality of available healthcare services;

•	providing physicians a positive environment in which to practice medicine, with access to necessary equipment, office space and resources needed to operate their practices;

•	providing an outstanding work environment for employees;

•	recognizing and expanding each hospital’s role as a community asset; and

•	continuing to improve each hospital’s financial performance.

Business Strategy

We manage our hospitals in accordance with our operating philosophy and have developed the following strategies as part of our philosophy, tailored for each of our existing markets and for new markets:

•	Expand Breadth of Services and Attract Community Patients. We strive to increase revenues by broadening the scope and improving the quality of healthcare services available at our facilities and by recruiting physicians with a broader range of specialties. We believe that our expansion of available treatments, our emphasis on quality and our community focus will encourage residents in the non-urban communities we serve to seek care locally at our facilities rather than at facilities outside the area. To broaden our services, we have entered into joint ventures in a few of our communities. In addition, we have undertaken projects in a majority of our hospitals that are targeted at expanding specialty services. The intent of these and other efforts we are introducing is to allow us to serve more patients in our communities.

•	Strengthen Physician Recruiting and Retention. We believe that recruiting physicians who are interested in practicing in local communities is important to increasing the quality of healthcare and the breadth of available services at our facilities. Our physician recruitment program is currently focused on recruiting additional specialty care physicians and primary care physicians. Our local management teams are focused on working more collaboratively with individual physicians and physician practices. We believe that expansion of the range of available treatments at our hospitals should also assist in physician recruiting and retention, and contribute to the sense that our hospitals are community assets.

•	Improve Expense Management and Operations. We seek to control costs and enhance operating results by, among other things, attempting to improve employee productivity, controlling supply expenses through the use of a group purchasing organization, controlling professional and general liability insurance expenses through the utilization of risk management and quality care programs, and reducing uncollectible revenues. We have implemented cost control initiatives that include efforts to adjust staffing levels according to patient volumes, modify supply purchases according to usage patterns and provide support to hospital staff in more efficient billing and collection processes. We believe that as our company continues to grow, we should benefit from our ability to spread certain overhead fixed costs over a larger base of operations. We also believe that we will benefit from a consistent application of our operating strategy across all of our hospitals, especially newly acquired facilities.

•	Retain and Develop Stable Management and Clinical Staff. We seek to retain and develop the executive teams at our hospitals, to enhance medical staff relations, and maintain continuity of relationships within the community, and develop our existing clinical staff. We focus our recruitment of managers on those who wish to live and work in the communities in which our hospitals are located. Our hospital executives are participants in our stock incentive plans.

•	Improve Managed Care Revenues. We continue to strive to improve our revenues from managed care plans by negotiating facility-specific contracts with these payors on terms appropriate for non-urban markets.

•	Acquire Other Hospitals and Healthcare Service Providers. We continue to pursue a selective acquisition strategy and seek to identify and acquire hospitals in non-urban markets that are the sole or a significant market provider of healthcare services in the community. We may also pursue the acquisition of other healthcare service providers, such as ambulatory surgery centers and diagnostic imaging centers, in our existing markets. By implementing our operating strategies at acquired facilities, we believe that we may attract many of the patients in these markets that historically have sought care elsewhere. From time to time, we may evaluate our facilities and sell assets that we believe, for various reasons, may no longer fit within our long-term strategy.

•	Align Interests with Our Communities. We believe that our strategic goals align our interests with those of the local communities served by our hospitals. We believe that the following qualities enable us to compete successfully for acquisitions:

•	our commitment to maintaining the local availability of quality healthcare services;

•	our practice of providing market-specific, broader-based healthcare;

•	our focus on physician relationships, recruiting and retention;

•	our management’s operating experience;

•	our access to capital markets; and

•	our ability to provide the necessary equipment and other resources for physicians.

The Offering

Issuer	LifePoint Hospitals, Inc.

Securities Offered	$500 million principal amount of % Convertible Senior Subordinated Notes due 2014 (plus up to an additional $75 million principal amount available for purchase by the underwriters at their option within a 13-day period beginning with the date we first issue the Notes, solely to cover over-allotments).

Offering Price	100% of the principal amount of the Notes, plus accrued interest from May , 2007, if any, or such other price as the underwriters determine.

Maturity Date	May 15, 2014.

Interest	% per annum on the principal amount, payable semi-annually in arrears on May 15 and November 15 of each year, commencing November 15, 2007.

Ranking	The Notes will be our unsecured senior subordinated obligations, and any payments on the Notes will be subordinated to the prior payment in full of our existing and future senior indebtedness, including obligations under our Credit Agreement dated as of April 15, 2005 between us and the lenders referred to therein, as amended (the “Credit Agreement”). As of March 31, 2007, on a pro forma basis after giving effect to this offering and the use of proceeds hereof, we would have had $968.2 of senior indebtedness outstanding. The Notes will also rank equally in express right of payment with our existing and future senior subordinated indebtedness and senior to any of our existing and future subordinated indebtedness. The Notes will also rank effectively junior to our secured indebtedness (including the Credit Agreement) to the extent of the underlying collateral. The Notes will be effectively subordinated to all existing and future indebtedness and other liabilities, including trade payables, of our subsidiaries.

Conversion Rights	Prior to March 15, 2014, holders may convert their Notes at the conversion rate only under the following circumstances:

• during any fiscal quarter after our fiscal quarter ending June 30, 2007 (and only during such fiscal quarter) if the closing sale price of our common stock, for each of at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous fiscal quarter, is greater than or equal to 130% of the conversion price per share of our common stock;

• during the five business day period following any five consecutive trading day period in which the trading price of the Notes for each day of such period was less than 96% of the product of the closing sale price per share of our common stock on such day and the conversion rate in effect on each such day; or

• upon the occurrence of specified corporate transactions or other specified events described under “Description of the Notes — Conversion Rights — Conversion Upon Specified Corporate Transactions and Other Specified Events.”

On or after March 15, 2014, holders may convert their Notes at any time prior to the close of business on the scheduled trading day immediately preceding the stated maturity date regardless of whether any of the foregoing conditions is satisfied.

The initial conversion rate will be shares of our common stock per $1,000 principal amount of Notes. This represents an initial conversion price of approximately $ per share of our common stock. In addition, if certain corporate transactions that constitute a change of control occur prior to maturity, we will increase the conversion rate in certain circumstances. See “Description of the Notes — Conversion Rights — Make Whole Amount.”

As described in this prospectus, the conversion rate may be adjusted upon the occurrence of certain events, including for any cash dividend, but will not be adjusted for accrued and unpaid interest. By delivering to the holder cash and shares of our common stock, if any, we will satisfy our obligations with respect to the Notes subject to the conversion. Accordingly, upon conversion of a Note, accrued and unpaid interest will be deemed to be paid in full, rather than canceled, extinguished or forfeited.

Our ability to pay the principal return in cash, as described below, will be subject to the limitations imposed by our Credit Agreement and by any limitations we may have in any other credit facilities or indebtedness that we may incur in the future. See “Risk Factors — Risks Related to this Offering — We may not have the funds necessary to repurchase the Notes or pay the amounts due upon conversion of the Notes when necessary, and our Credit Agreement contains limitations on our ability to pay the principal return in cash to holders of Notes upon conversion or to repurchase the Notes upon certain circumstances.” For example, our obligation to make cash payments upon conversion of the Notes would constitute a “restricted payment” under the Credit Agreement, which is subject to important limitations described under “Description of Credit Agreement” in this Prospectus. If we do not make any payment we are obligated to make under the Notes, holders may declare an event of default by following the procedures described under “Description of the Notes — Events of Default.” At present, if the entire principal amount of the Notes were converted, we would not be able to pay the principal return in cash because of restrictions contained in our Credit Agreement and, accordingly, the Notes would be in default.

Conversion Settlement	Subject to certain exceptions described under “Description of the Notes,” we will deliver cash and shares of our common stock, if any, upon conversion of each $1,000 principal amount of Notes, as follows:

• an amount in cash (the “principal return”) equal to the sum of, for each of the 20 VWAP trading days (as described herein) during the conversion period (as described herein), the lesser of the daily conversion value (as described herein) for such VWAP trading day and $50 (representing 1/20th of $1,000); and

• a number of shares (the “net shares”) in an amount equal to the sum of, for each of the 20 VWAP trading days during the conversion period, any excess of the daily conversion value above $50, calculated as described under “Description of the Notes — Conversion Rights — Conversion Settlement” below.

We will pay the principal return and cash for fractional shares, and deliver net shares, no later than the third business day following the last day of the applicable conversion period.

Exchange in Lieu of Conversion	When a holder surrenders Notes for conversion prior to March 15, 2014, we may direct the conversion agent to surrender such Notes to a financial institution designated by us for exchange in lieu of conversion.

In order to accept any Notes surrendered for conversion, the designated institution must agree to deliver to such converting holder, in exchange for such Notes, cash equal to the principal return and, if applicable, a number of shares of our common stock equal to the net shares, plus cash for any fractional shares, due upon conversion as described under “Description of the Notes — Conversion Rights — Conversion Settlement.”

If the designated institution accepts any such Notes, it will deliver cash and, if applicable, the appropriate number of shares of our common stock to the conversion agent and the conversion agent will deliver the cash and those shares to such converting holder. Any Notes exchanged by the designated institution will remain outstanding. If no designated institution accepts any Notes surrendered for exchange by the second scheduled trading day after the date the Notes are tendered for conversion, we will convert the Notes into cash and, if applicable, shares of our common stock by the due date set forth in “Description of the Notes — Conversion Rights — Conversion Settlement.” If the designated institution agrees to accept any Notes for exchange but does not timely deliver the related consideration, we will, based on a conversion date that is deemed to occur on the trading day immediately following the due date for such consideration, convert the Notes into cash and, if applicable, shares of our common stock based on a new conversion period that commences on the third scheduled VWAP trading date immediately after such conversion date as set forth in “Description of the Notes — Conversion Rights — Conversion Settlement.”

Our designation of an institution to which the Notes may be submitted for exchange does not require the institution to accept any Notes. We will not pay any consideration to, or otherwise enter into any arrangement with, the designated institution for or with respect to such designation. See “Description of the Notes — Exchange in Lieu of Conversion.”

Repurchase upon Fundamental Change	Upon a fundamental change, each holder of the Notes may require us to repurchase some or all of its Notes at a purchase price in cash equal to 100% of the principal amount of the Notes surrendered, plus any accrued and unpaid interest. See “Description of the Notes — Fundamental Change Requires Us to Repurchase Notes at the Option of the Holder.” Our ability to pay the purchase price is subject to important limitations imposed by our Credit Agreement. See “Risk Factors — Risks Related to this Offering — We may not have the funds necessary to repurchase the Notes or pay the amounts due upon conversion of the Notes when necessary, and our Credit Agreement contains limitations on our ability to pay the principal return in cash to holders of Notes upon conversion or to repurchase the Notes upon certain circumstances.”

Make Whole Amount	If the effective date of certain transactions that constitute a change of control occur prior to maturity, under certain circumstances, we will increase the conversion rate by a number of additional shares for any conversion of Notes in connection with such transactions, as described under “Description of the Notes — Conversion Rights — Make Whole Amount.” The amount of additional shares will be determined based on the related conversion date and the price paid per share of our common stock in such transaction.

Sinking Fund	None.

United States Federal Income Tax Considerations	A summary of material U.S. federal income tax considerations relating to the purchase, ownership and disposition of a Note and shares of our common stock into which a Note is convertible is set forth in this prospectus under “Material United States Federal Income Tax Considerations.” Prospective purchasers should seek independent tax advice as to the U.S. federal, state, local and other tax consequences of acquiring, owning and disposing of Notes and our common stock, based on their own particular circumstances.

Use of Proceeds	We intend to use the net proceeds of this offering to repay indebtedness under our revolving credit facility and term loan facility.

Trading	We do not intend to apply for listing of the Notes on any securities exchange or for inclusion of the Notes in any automated quotation system.

Listing	Our common stock is listed on the Nasdaq Global Select Market under the symbol “LPNT.”

Additional Information

Our principal executive offices are located at 103 Powell Court, Suite 200, Brentwood, Tennessee 37027 and our telephone number at that address is (615) 372-8500. Our corporate website address is http://www.lifepointhospitals.com. Information contained on our website does not constitute a part of this prospectus.

Risk Factors

Investing in the Notes and the common stock issuable upon conversion involves risks. You should carefully consider the information in the “Risk Factors” section and all other information included in this prospectus before investing in the Notes.

RISK FACTORS

Purchasing Notes in this offering involves a high degree of risk. You should carefully read and consider the following risk factors, in addition to the other information included in or incorporated by reference in this prospectus before investing in these Notes. If any of the following events actually occur, our business, results of operations, financial condition, cash flows or prospects could be materially adversely affected, which in turn could adversely affect our ability to pay interest or principal on the Notes, your ability to convert Notes into cash and, if applicable, shares of our common stock or the value of such shares. You may lose all or part of your original investment.

Risks Related to this Offering

We may not have the funds necessary to repurchase the Notes or pay the amounts due upon conversion of the Notes when necessary, and our Credit Agreement contains limitations on our ability to pay the principal return in cash to holders of Notes upon conversion or to repurchase the Notes under certain circumstances.

Our ability to convert your Notes into cash and shares of our common stock (if any) or to repurchase your Notes at your option in connection with a fundamental change will be subject to limitations imposed by our Credit Agreement and by any limitations we may have in any other credit facilities or indebtedness we may incur in the future. See “Description of Credit Agreement.” Also, our ability to make any payment with respect to the Notes in cash is materially limited by covenants in our Credit Agreement. For example, our payments of the principal return in cash would constitute “restricted payments” under the Credit Agreement. In addition, the occurrence of a fundamental change under the Notes would constitute an event of default under our Credit Agreement, as would our inability to meet certain requirements including financial covenants as described under “Description of Credit Agreement” below.

Accordingly, upon the occurrence of a fundamental change in respect of the Notes, we would not be permitted to make payments in respect of any subordinated or senior subordinated indebtedness, including the Notes. If the senior indebtedness under the Credit Agreement is not paid upon maturity, we would be in default under such agreement and accordingly we would be prohibited from repurchasing the Notes. Moreover, any refinancing of our existing Credit Agreement on or before its maturity or any new senior credit agreements we enter into in the future that replace, supplement or amend our existing or future debt, may restrict our ability to repurchase the Notes to a similar or greater extent. Our inability to repurchase the Notes upon the occurrence of a fundamental change will constitute an event of default under the indenture governing the Notes. This default would, in turn, constitute an event of default under our existing Credit Agreement and may constitute an event of default under any future agreement governing our senior indebtedness, which may cause the related indebtedness to be accelerated after any applicable notice or cure periods. If such indebtedness were to be accelerated, we may not have sufficient funds to repurchase the Notes and repay the indebtedness.

Finally, we may not have sufficient funds available to repurchase the Notes or pay the principal return in cash upon conversion of the Notes, even if we are otherwise allowed to repurchase the Notes or pay the principal return in cash under our Credit Agreement or other senior indebtedness.

Your right to receive payments on the Notes will be junior to all of our senior indebtedness, including our obligations under the Credit Agreement and other existing and future senior debt. In addition, your right to receive payments on the Notes is effectively junior to all current and future lenders who have a security interest in our assets.

The Notes will be junior in right of payment to all our existing and future senior indebtedness.

We may not pay principal, premium, if any, interest or other amounts on account of the Notes in the event of a payment default or certain other defaults in respect of certain of our senior indebtedness, including under our Credit Agreement, unless such senior indebtedness has been paid in full or the default has been cured or waived. In addition, in the event of certain other defaults with respect to the senior indebtedness, we may not be permitted to pay any amount on account of the Notes for a designated period of time.

Because of the subordination provisions in the Notes, in the event of a bankruptcy, liquidation or dissolution of our Company, our assets will not be available to pay obligations under the Notes until we have made all payments on such senior indebtedness. We may not have sufficient assets after all these payments have been made to make any payments on the Notes, including payments of principal or interest when due.

In addition, our obligations under the Notes are unsecured. Accordingly, the Notes will be junior to any existing secured debt and any secured debt that we may issue in the future to the extent of the value of the collateral securing such obligations. Currently our obligations under the Credit Agreement and the obligations of each guarantor under its guarantee of the Credit Agreement are each secured by a first-priority security interest in the capital stock and intercompany notes owned by us and the guarantor subsidiaries, subject to certain exceptions and limitations. If we enter bankruptcy or become insolvent, or if we default under our existing senior credit agreement, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged stock and intercompany notes to the exclusion of holders of the Notes, even if an event of default exists at such time under the indenture under which the Notes will be issued. In any such event, because the Notes will not be secured by any of our assets or the equity interests in our subsidiaries, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully. As a result, you may lose a portion of or the entire value of your investment in the Notes.

As of March 31, 2007, on a pro forma basis after giving effect to this offering and the use of proceeds hereof, we would have had approximately $968.2 million of senior indebtedness (all of which is secured indebtedness). The indenture governing the Notes will permit the incurrence of substantial additional indebtedness by us and our subsidiaries in the future, including senior indebtedness and secured indebtedness.

The Notes will not be guaranteed by any of our subsidiaries and, as a result, are structurally subordinated to all indebtedness and other liabilities of our subsidiaries. Creditors of our subsidiaries have priority as to our subsidiaries’ assets.

We are a holding company and conduct substantially all of our operations through our subsidiaries. You do not have any claims as a creditor against our subsidiaries. All indebtedness and other liabilities of our subsidiaries, including, without limitation, guarantees of our existing senior credit agreement, other indebtedness of ours and trade payables, whether senior, subordinated, secured or unsecured, are effectively senior to your claims against the assets of our subsidiaries. All obligations owed by our subsidiaries would have to be satisfied before any of the assets of our subsidiaries would be available for distribution, upon a liquidation or otherwise, to us. In addition, any future indebtedness that we are permitted to incur under the terms of our Credit Agreement and the indenture may be incurred by our subsidiaries.

As of March 31, 2007, on a pro forma basis after giving effect to this offering and the use of proceeds hereof, our subsidiaries would have had total indebtedness of approximately $974.4 million.

The terms of the Notes will not provide protection against some types of important corporate events.

Upon the occurrence of a fundamental change, we may be required to offer to repurchase all of the Notes then outstanding. However, certain important corporate events, such as leveraged recapitalizations, that would increase the level of our indebtedness, would not constitute a “fundamental change” under the indenture governing the Notes. Therefore, if an event occurs that does not constitute a “fundamental change,” we will not be required to make an offer to repurchase the Notes and you may be required to continue to hold your Notes despite the event. See “Description of the Notes — Fundamental Change Requires Us to Repurchase Notes at the Option of the Holder.”

An active trading market for the Notes may not develop.

The Notes are a new issue of securities for which there is currently no public market, and no active trading market might ever develop. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the price, and volatility in the price, of our shares of common stock, our performance and other factors. In addition, we do not know whether an active trading market will develop for the Notes. To the extent that an active trading market does not develop, the liquidity and trading prices for the Notes may be harmed.

We have no plans to list the Notes on a securities exchange. We have been advised by the underwriters that they presently intend to make a market in the Notes. However, the underwriters are not obligated to do so. Any market-making activity, if initiated, may be discontinued at any time, for any reason or for no reason, without notice. If the underwriters cease to act as the market makers for the Notes, we cannot assure you another firm or person will make a market in the Notes.

The liquidity of any market for the Notes will depend upon the number of holders of the Notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the Notes and other factors. An active or liquid trading market for the Notes may not develop.

The market price of the Notes could be significantly affected by the market price of our common stock, which may fluctuate significantly.

We expect that the market price of the Notes will be significantly affected by the market price of our common stock. This may result in greater volatility in the trading value for the Notes than would be expected for nonconvertible debt securities we may issue. Factors that could affect our common stock price include the following:

•	fluctuations in our quarterly results of operations and cash flows or those of other companies in our industry;

•	the public’s reaction to our press releases, announcements and filings with the SEC;

•	additions or departures of key personnel;

•	changes in financial estimates or recommendations by research analysts;

•	changes in the amount of indebtedness we have outstanding;

•	changes in the ratings of our Notes or other securities;

•	changes in general conditions in the U.S. and international economy, financial markets or the industry in which we operate, including changes in regulatory requirements;

•	significant contracts, acquisitions, dispositions, financings, joint marketing relationships, joint ventures or capital commitments by us or our competitors;

•	developments related to significant claims or proceedings against us;

•	our dividend policy; and

•	future sales of our equity or equity-linked securities.

In recent years, stock markets, including the Nasdaq Global Select Market, have experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market prices of our common stock and the Notes. See “Price Range of Common Stock.”

If we elect to designate a financial institution to deliver the consideration due to you upon conversion of the Notes pursuant to the “exchange in lieu of conversion” provisions of the indenture, and such financial institution defaults on its obligation in respect of such conversion, you may suffer significant trading losses as a result of such default.

When a holder surrenders Notes for conversion prior to March 15, 2014, we may, no later than the VWAP trading day immediately following the date the Notes are tendered for conversion and all other applicable requirements have been satisfied direct the conversion agent to surrender such Notes to a financial institution designated by us for exchange in lieu of conversion. Our designation of an institution to which the Notes may be submitted for exchange does not require the institution to accept any Notes. We will not pay any consideration to, or otherwise enter into any arrangement with, the designated institution for or with respect to such designation. You have no ability to select the financial institution that we so designate. Accordingly, you will be assuming the risk that such financial institution does not perform its obligation to you once it has agreed to accept your Notes for exchange.

In such event, a “conversion date” will be deemed to have occurred on the trading day immediately following the date such consideration was owed by such financial institution and we will convert the Notes into cash and shares of our common stock based on such conversion date and a conversion period that commences on the third scheduled VWAP trading day immediately after such conversion date. However, we will not compensate you for any losses you may incur as a result of such financial institution’s failure to perform, which may be significant. Such losses will include losses as a result of a decline in the price of our common stock (and thus the value of the consideration due upon conversion) after the Notes are surrendered for conversion and prior to the end of the new conversion period that commences after such financial institution’s failure to perform.

You may have to pay taxes if we adjust the conversion rate of the Notes in certain circumstances, even though you would not receive any cash.

We will adjust the conversion rate of the Notes for stock splits and combinations, stock dividends, certain cash dividends and certain other events that affect our capital structure. Please read “Description of the Notes — Conversion Rights — Make Whole Amount” and “Description of the Notes — Conversion Rights — Conversion Rate Adjustments.” Upon certain adjustments to (or certain failures to make adjustments to) the conversion rate, you may be treated as having received a constructive distribution from us, resulting in taxable income to you for U.S. federal income tax purposes, even though you would not receive any cash in connection with the adjustment to (or failure to adjust) the conversion rate and even though you might not exercise your conversion right. In addition, non-U.S. holders (as defined in “Material United States Federal Income Tax Considerations”) of the Notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. Please consult your tax advisor and read “Material United States Federal Income Tax Considerations.”

Future sales of our common stock in the public market or the issuance of securities senior to our common stock could adversely affect the trading price of our common stock and the value of the Notes and our ability to raise funds in new stock offerings.

Future sales of substantial amounts of our common stock or equity-related securities in the public market, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock and the value of the Notes and could impair our ability to raise capital through future offerings of equity or equity-related securities. No prediction can be made as to the effect, if any, that future sales of shares of common stock or the availability of shares of common stock for future sale will have on the trading price of our common stock or the value of the Notes. The price of our common stock could be affected by possible sales of our common stock by investors who view the Notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that we expect to develop involving our common stock. The hedging or arbitrage could, in turn, affect the trading price of the Notes.

The make whole amount payable on Notes converted in connection with a change of control may not adequately compensate you for the lost option time value of your Notes as a result of such change of control.

If the effective date of certain change of control transactions occurs prior to maturity, we will increase, for the time period described herein, the conversion rate by a number of additional shares for any Notes converted in connection with such change of control. The number of additional shares will be determined based on the conversion date and the price paid per share of our common stock in the transaction constituting the change of control, as described below under “Description of the Notes — Conversion Rights — Make Whole Amount.” While the number of additional shares is designed to compensate you for the lost option time value of your Notes as a result of such change of control, the number of additional shares is only an approximation of such lost value and may not adequately compensate you for such loss. In addition, if our stock price is equal to or less than $      per share or equal to or greater than $      per share, the conversion rate will not be increased. In no event will the conversion rate exceed           shares of common stock per $1,000 principal amount of Notes, subject to adjustment. Our obligation to deliver the additional shares upon a change of control could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies. In addition, in certain circumstances, upon a change of control arising from our acquisition by a public company, we may elect to adjust the conversion rate as described under “Description of the Notes — Conversion Rights — Make Whole Amount” and, if we so elect, holders of the Notes will not be entitled to the increase in the conversion rate described above.

The conditional conversion feature of the Notes may prevent the conversion of Notes prior to March 15, 2014.

On or after March 15, 2014, holders may convert their Notes at any time prior to the close of business on the scheduled trading day immediately preceding the stated maturity date. Prior to March 15, 2014, the Notes are convertible only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your Notes prior to March 15, 2014, and you may not be able to receive the value of the consideration into which the Notes would otherwise be convertible. The contingent conversion features could also adversely affect the value and the trading prices of the Notes.

As a holder of Notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold Notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting our common stock. You will have the rights with respect to our common stock only when we deliver shares of common stock, if any, to you upon conversion of your Notes and, in limited cases, under the conversion rate adjustments applicable to the Notes. For example, in the event that an amendment is proposed to our certificate of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the delivery of common stock, if any, to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The repurchase rights in the Notes triggered by a fundamental change could discourage a potential acquiror.

The repurchase rights in the Notes triggered by a fundamental change, as described under the heading “Description of the Notes — Fundamental Change Requires Us to Repurchase Notes at the Option of the Holder,” could discourage a potential acquiror. The term “fundamental change” is limited to specified transactions and may not include other events that might adversely affect our financial condition or business operations. Our obligation to offer to repurchase the Notes upon a fundamental change would not necessarily afford you protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The conversion rate of the Notes will not be adjusted for all dilutive events that may occur.

The conversion rate of the Notes is subject to adjustment for certain events including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions or combinations of our common stock, certain distributions of assets, debt securities, capital stock or cash to holders of our common stock and certain tender or exchange offers as described under “Description of the Notes — Conversion Rights — Conversion Rate Adjustments.” The conversion rate will not be adjusted for other events, such as stock issuances for cash, that may adversely affect the trading price of the Notes or the common stock. There can be no assurance that an event that adversely affects the value of the Notes, but does not result in an adjustment to the conversion rate, will not occur.

Upon conversion of the Notes, you may receive fewer proceeds than expected because the value of our common stock may decline between the day that you exercise your conversion right and the day the daily conversion value of your Notes is determined.

The consideration that you will receive upon conversion of your Notes is determined based on the daily VWAP of our common stock for twenty consecutive trading days beginning on the third trading day immediately following the day you deliver your conversion notice to the conversion agent, subject to certain exceptions. If the price of our common stock decreases after we receive your notice of conversion and prior to the end of the applicable twenty trading day period, the consideration you receive will be adversely affected.

We are a holding company and depend on funds from our subsidiaries.

We are a holding company and hold most of our assets at, and conduct most of our operations through, direct and indirect subsidiaries. As a holding company, our results of operations depend on the results of operations of our subsidiaries. Moreover, we are dependent on dividends or other intercompany transfers of funds from our subsidiaries to meet our debt service and other obligations, including payment on the Notes. The ability of our subsidiaries to pay dividends or make other payments or advances to us will depend on their operating results and will be subject to applicable laws and restrictions contained in agreements governing the debt of such subsidiaries.

Our less than wholly-owned subsidiaries may also be subject to restrictions on their ability to distribute cash to us in their financing or other agreements and, as a result, we may not be able to access their cash flows to service their respective debt obligations, including in respect of the Notes.

Conversion of the Notes may dilute the ownership interest of existing shareholders, including holders who have previously converted their Notes.

The conversion of some or all of the Notes may dilute the ownership interests of existing shareholders. Any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the anticipated conversion of the Notes into cash and shares of our common stock could depress the price of our common stock.

The accounting method for convertible debt securities with net share settlement, such as the Notes, may be subject to change.

For the purpose of calculating diluted earnings per share, a convertible debt security providing for net share settlement of the excess of the conversion value over the principal amount, if any, and meeting specified requirements under Emerging Issues Task Force, or EITF, Issue No. 90-19, “Convertible Bonds with Issuer Option to Settle for Cash upon Conversion,” is accounted for similar to non-convertible debt, with the stated coupon constituting interest expense and any shares issuable upon conversion of the security being accounted for under the treasury stock method. The effect of the treasury stock method is that the shares potentially issuable upon conversion of the Notes are not included in the calculation of our earnings per share until the conversion price is “in the money,” and we are assumed to issue the number of shares of our common stock necessary to settle.

The EITF is reviewing, among other things, the accounting method for net share settled convertible debt securities. A subcommittee of the EITF is considering other methods for accounting for net share settled convertible debt securities. One such method would be where the debt and equity components of the security would be bifurcated and accounted for separately. The effect of this proposal is that the equity component would be accounted for as an original issue discount and would be included in the paid-in-capital section of stockholders’ equity on an issuer’s balance sheet. If the EITF were to adopt this proposal, net income attributable to our common stockholders would be lower by recognizing accretion of the discounted carrying value of the convertible debt security (the Notes) to its face amount as additional interest expense. The diluted earnings per share calculation would continue to be calculated based on the treasury stock method.

We cannot predict the outcome of the EITF deliberations and whether the EITF will require that net share settled convertible debt securities be accounted for under the existing method, the proposed method described above or some other method, and when any change would be implemented or whether it would be implemented retroactively or prospectively. The EITF subcommittee may even recommend broader reconsideration of other forms of convertible debt securities.

We also cannot predict any other changes in generally accepted accounting principles (“GAAP”) that may be made affecting accounting for convertible debt securities. Any change in the accounting method for convertible debt securities could have an adverse impact on our reported or future financial results. These impacts could adversely affect the trading price of our common stock and in turn negatively impact the trading price of the Notes.

Risks Related to Our Business and Industry

We have substantial indebtedness and we may incur significant amounts of additional indebtedness in the future which could affect our ability to finance operations and capital expenditures, pursue desirable business opportunities or successfully operate our business in the future.

We have substantial indebtedness. As of March 31, 2007, our consolidated debt was approximately $1,656.2 million. We also have the ability to incur significant amounts of additional indebtedness, subject to the conditions imposed by the terms of our credit agreements and the agreements or indentures governing any additional indebtedness that we incur in the future. Our Credit Agreement contains an uncommitted “accordion” feature that permits us to borrow additional aggregate principal amounts of up to $850.0 million and $150.0 million under term loan components and revolving loan components, respectively, $650.0 million and $100.0 million of which is available under term loan components and revolving loan components, respectively, as of May 21, 2007, subject to the receipt of commitments and the satisfaction of other conditions. Our ability to repay or refinance our indebtedness will depend upon our future ability to monetize our interests in our hospital assets and our operating performance, which may be affected by general economic, financial, competitive, regulatory, business and other factors beyond our control.

Although we believe that our future operating cash flow, together with available financing arrangements, will be sufficient to fund our operating requirements, our leverage and debt service obligations could have important consequences, including the following:

•	Under our Credit Agreement, we are required to satisfy and maintain specified financial ratios and tests. Failure to comply with these obligations may cause an event of default which, if not cured or waived, could require us to repay substantial indebtedness immediately. Moreover, if debt repayment is accelerated, we will be subject to higher interest rates on our debt obligations as a result of these covenants and our credit ratings may be adversely impacted.

•	We may be vulnerable in the event of downturns and adverse changes in our hospitals’ businesses, in our industry, or in the economy generally, such as the implementation by the government of further limitations on reimbursement under Medicare and Medicaid, because of our need for increased cash flow.

•	We may have difficulty obtaining additional financing at favorable interest rates to meet our requirements for working capital, capital expenditures, acquisitions, general corporate or other purposes.

•	We will be required to dedicate a substantial portion of our cash flow to the payment of principal and interest on indebtedness, which will reduce the amount of funds available for operations, capital expenditures and future acquisitions.

•	Any borrowings we incur at variable interest rates expose us to increases in interest rates generally.

•	A breach of any of the restrictions or covenants in our debt agreements could cause a cross-default under other debt agreements. We may be required to pay our indebtedness immediately if we default on any of the numerous financial or other restrictive covenants contained in the debt agreements. It is not certain whether we will have, or will be able to obtain, sufficient funds to make these accelerated payments. If any senior debt is accelerated, our assets may not be sufficient to repay such indebtedness and our other indebtedness.

•	In the event of a default, we may be forced to pursue one or more alternative strategies, such as restructuring or refinancing our indebtedness, selling assets, reducing or delaying capital expenditures or seeking additional equity capital. There can be no assurances that any of these strategies could be effected on satisfactory terms, if at all, or that sufficient funds could be obtained to make these accelerated payments.

We may continue to see the growth of uninsured and “patient due” accounts; deterioration in the collectibility of these accounts could adversely affect our results of operations and cash flows.

The primary collection risks associated with our accounts receivable relate to the uninsured patient accounts and patient accounts for which the primary insurance carrier has paid the amounts covered by the applicable agreement, but patient responsibility amounts (deductibles and co-payments) remain outstanding. The provision for doubtful accounts relates primarily to amounts due directly from patients.

The amount of our provision for doubtful accounts is based on our assessments of historical collection trends, business and economic conditions, trends in federal and state governmental and private employer health coverage and other collection indicators. A continuation in trends that results in increasing the proportion of accounts receivable being comprised of uninsured accounts and deterioration in the collectibility of these accounts could adversely affect our collections of accounts receivable, cash flows and results of operations.

We are exposed to interest rate changes.

We are exposed to market risk related to changes in interest rates. As of March 31, 2007, we had outstanding debt of $1,656.2 million, 85.7% or $1,419.4 million of which was subject to variable rates of interest. We entered into an interest rate swap agreement effective November 30, 2006 with a maturity date of May 30, 2011, to manage our exposure to these fluctuations. Our interest rate swap decreases our variable rate debt as a percentage of our outstanding debt from 85.7% to 31.4% as of March 31, 2007. The interest rate swap converts a portion of our indebtedness to a fixed rate with a decreasing notional amount starting at $900.0 million at an annual fixed rate of 5.585%. The notional amount of the swap agreement represents a balance used to calculate the exchange of cash flows and is not an asset or liability. Any market risk or opportunity associated with this swap agreement is offset by the opposite market impact on the related debt. Our credit risk related to this agreement is considered low because the swap agreement is with a creditworthy financial institution. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contained in our Quarterly Report on Form 10-Q for the period ended March 31, 2007, which is incorporated by reference in this prospectus.

If our access to HCA-Information Technology and Services, Inc.’s information systems is restricted or we are not able to integrate changes to our existing information systems or information systems of acquired hospitals, our operations could suffer.

Our business depends significantly on effective information systems to process clinical and financial information. Information systems require an ongoing commitment of significant resources to maintain and enhance existing systems and develop new systems in order to keep pace with continuing changes in information processing technology. We rely heavily on HCA-Information Technology and Services, Inc., or HCA-IT, for information systems. Under a contract with a term that will expire on December 31, 2009, HCA-IT provides us with financial, clinical, patient accounting and network information services. We do not control HCA-IT’s systems, and if these systems fail or are interrupted, if our access to these systems is limited in the future or if HCA-IT develops systems more appropriate for the urban healthcare market and not suited for our hospitals, our operations could suffer.

HCA has recently been taken private in a leveraged buyout. We do not know of HCA’s future plans for the information systems and its support of such systems. We also do not know if HCA-IT is committed to extend our contract beyond 2009. System conversions are costly, time consuming and disruptive for physicians and employees. Should we decide to convert away from systems provided by HCA-IT, such implementation could be costly and materially affect our results of operations.

In addition, as new information systems are developed in the future, we will need to integrate them into our existing systems. Evolving industry and regulatory standards, such as HIPAA regulations, may require changes to our information systems in the future. We may not be able to integrate new systems or changes required to our existing systems or systems of acquired hospitals in the future effectively or on a cost-efficient basis.

A key element of our long-term business strategy is growth through the acquisition of additional acute care hospitals. Our acquisition activity requires transitions from, and the integration of, various information systems that are used by the hospitals we acquire. If we experience difficulties with the integration of the information systems of acquired hospitals, we could suffer, among other things, operational disruptions and increases in administrative expenses.

If the estimated fair value of our Company declines, a material non-cash charge to earnings from impairment of our goodwill could result.

We recorded a significant portion of the Province purchase price as goodwill. We have also recorded as goodwill a portion of the purchase price for many of our hospital acquisitions. At March 31, 2007, we had approximately $1,586.8 million of goodwill on our consolidated balance sheet. We expect to recover the carrying value of this goodwill through our future cash flows. We evaluate annually, based on our fair value, whether the carrying value of our goodwill is impaired. If the carrying value of our goodwill is impaired, we may incur a material non-cash charge to earnings.

We may have difficulty acquiring hospitals on favorable terms and, because of regulatory scrutiny, acquiring not-for-profit entities.

One element of our business strategy is expansion through the acquisition of acute care hospitals in non-urban markets. We face significant competition to acquire other attractive non-urban hospitals, and we may not find suitable acquisitions on favorable terms. Our principal competitors for acquisitions have included Health Management Associates, Inc., Community Health Systems, Inc., Triad Hospitals, Inc. and newly capitalized start-up companies. We may not be able to obtain financing, if necessary, for any acquisitions or joint ventures that we might make or may be required to borrow at higher rates and on less favorable terms. We may incur or assume additional indebtedness as a result of acquisitions. Our failure to acquire non-urban hospitals consistent with our growth plans could prevent us from increasing our revenues.

The cost of an acquisition could result in a dilutive effect on our results of operations, depending on various factors, including the amount paid for the acquisition, the acquired hospital’s results of operations, allocation of purchase price, effects of subsequent legislation and limitations on rate increases. In the past, we have occasionally experienced temporary delays in improving the operating margins or effectively integrating the operations of our acquired hospitals. In the future, if we are unable to improve the operating margins of acquired hospitals, operate them profitably or effectively integrate their operations, we may be unable to achieve our growth strategy.

In recent years, the legislatures and attorneys general of several states have become more interested in sales of hospitals by not-for-profit entities. This heightened scrutiny may increase the cost and difficulty, or prevent the completion, of transactions with not-for-profit organizations in the future.

We may encounter numerous business risks in acquiring additional hospitals and may have difficulty operating and integrating those hospitals. As a result, we may be unable to achieve our growth strategy.

We may be unable to timely and effectively integrate the hospitals that we acquire with our ongoing operations. We may experience delays in implementing operating procedures and systems in newly acquired hospitals. Integrating a new hospital could be expensive and time consuming and could disrupt our ongoing business, negatively affect cash flow and distract management and other key personnel. In addition, acquisition activity requires transitions from, and the integration of, operations and, usually, information systems that are used by acquired hospitals. We will rely heavily on HCA for information systems integration as part of a contractual arrangement for information technology services. We may not be successful in causing HCA to convert our newly acquired hospitals’ information systems, including those used by the Province hospitals, in a timely manner.

In addition, we also may acquire businesses, including the Province hospitals, with unknown or contingent liabilities for past activities of acquired businesses, including liabilities for failure to comply with healthcare laws and regulations, medical and general professional liabilities, worker’s compensation liabilities, previous tax liabilities and unacceptable business practices. Although we have historically obtained, and we intend to continue to obtain, contractual indemnification from sellers covering these matters, we did not obtain indemnification in the Province business combination and any indemnification obtained from other sellers may be insufficient to cover material claims or liabilities for past activities of acquired businesses.

If we do not effectively recruit and retain qualified physicians, nurses, medical technicians and other healthcare professionals, our ability to deliver healthcare services efficiently will be adversely affected.

Physicians generally direct our hospital admissions and services. Our success, in part, depends on the number and quality of physicians on our hospitals’ medical staffs, the admissions practices of these physicians and the maintenance of good relations with these physicians. Only a limited number of physicians practice in the non- urban communities where our hospitals are located. The primary method we employ to add or expand medical services is the recruitment of new physicians into our communities.

The success of our recruiting efforts will depend on several factors. In general, there is a shortage of specialty care physicians. We face intense competition in the recruitment and retention of specialists because of the difficulty in convincing these individuals of the benefits of practicing or remaining in practice in non-urban communities. If the growth rate slows in the non-urban communities where our hospitals operate, then we could experience difficulty attracting and retaining physicians to practice in our communities. Generally, the top ten attending physicians within each of our facilities represent approximately 69% and 67% of our inpatient revenues and admissions, respectively. The loss of one or more of these physicians could cause a material reduction in our revenues, which could take significant time to replace given the challenges we face in recruiting and retaining physicians. We may not be able to recruit all of the physicians we have targeted. In addition, we may incur increased malpractice expense if the quality of such physicians does not meet our expectations.

There is generally a shortage of nurses and certain medical technicians in the healthcare field. Our hospitals may be forced to hire contract personnel, which tend to be more expensive than full-time employed staff if they are unable to recruit and retain full-time employees. The shortage of nurses and medical technicians may affect our ability to deliver healthcare services efficiently.

Our revenues may decline if federal or state programs reduce our Medicare or Medicaid payments or if managed care companies reduce reimbursement amounts. In addition, the financial condition of purchasers of healthcare services and healthcare cost containment initiatives may limit our revenues and profitability.

In 2006, we derived 44.8% of our revenues from the Medicare and Medicaid programs. In recent years, federal and state governments have made significant changes in the Medicare and Medicaid programs. A number of states have incurred budget deficits and adopted legislation designed to reduce their Medicaid expenditures and to reduce Medicaid enrollees.

The Centers for Medicare and Medicaid Services recently published proposed rules revising wage indices and revising the Medicare payment systems for hospitals, inpatient rehabilitation facilities, inpatient psychiatric facilities, hospices, home health agencies, and skilled nursing facilities. These rules will be finalized over the next several months to establish payment rates and other requirements for Medicare reimbursement.

Employers have also passed more healthcare benefit costs on to employees to reduce the employers’ health insurance expenses. This trend has caused the self-pay/deductible component of healthcare services to become more common. This payor shifting increases collection costs and reduces overall collections.

During the past several years, major purchasers of healthcare, such as federal and state governments, insurance companies and employers, have undertaken initiatives to revise payment methodologies and monitor healthcare costs. As part of their efforts to contain healthcare costs, purchasers increasingly are demanding discounted fee structures or the assumption by healthcare providers of all or a portion of the financial risk through prepaid capitation arrangements, often in exchange for exclusive or preferred participation in their benefit plans. We expect efforts to impose greater discounts and more stringent cost controls by government and other payors to continue, thereby reducing the payments we receive for our services. In addition, these payors have instituted policies and procedures to substantially reduce or limit the use of inpatient services.

Our revenues are especially concentrated in a small number of states which will make us particularly sensitive to regulatory and economic changes in those states.

Our revenues are particularly sensitive to regulatory and economic changes in Kentucky, Virginia, Louisiana, New Mexico, Tennessee, Alabama, West Virginia and Texas. The following table (which includes the revenues of the Province hospitals since April 15, 2005, the date of the Province business combination) contains our revenues and revenues as a percentage of our total revenues by state for each of these states for the years presented (dollars in millions):

	Revenue Concentration by State
	Amount		% of Total Revenues
	2005	2006	2005	2006

Kentucky	$387.0	$404.0	21.0%	16.6%
Virginia	189.5	341.9	10.3	14.0
Louisiana	171.1	211.3	9.3	8.7
New Mexico	136.7	210.9	7.4	8.6
Tennessee	191.7	199.6	10.4	8.2
Alabama	162.5	186.5	8.8	7.6
West Virginia	78.3	151.7	4.3	6.2
Texas	95.8	136.3	5.2	5.6

	$1,412.6	$1,842.2	76.7%	75.5%

Accordingly, any change in the current demographic, economic, competitive or regulatory conditions in the above-mentioned states could have an adverse effect on our business, financial condition, results of operations and/or prospects.

Other hospitals and outpatient facilities provide services similar to those which we offer. In addition, physicians provide services in their offices that could be provided in our hospitals. These factors may increase the level of competition we face and may therefore adversely affect our revenues, profitability and market share.

Competition among hospitals and other healthcare service providers, including outpatient facilities, has intensified in recent years, and we compete with other hospitals, including larger tertiary care centers located in larger metropolitan areas, and with physicians who provide services in their offices which would otherwise be provided in our hospitals. Although the hospitals which compete with us may be a significant distance away from our facilities, patients in our markets may migrate on their own to, may be referred by local physicians to, or may be encouraged by their health plan to travel to these hospitals. Furthermore, some of the hospitals which compete with us may use equipment and services more specialized than those available at our hospitals. Also, some of the hospitals that compete with our facilities are owned by tax-supported governmental agencies or not-for-profit entities supported by endowments and charitable contributions. These hospitals, in most instances, are also exempt from paying sales, property and income taxes.

In 2005, CMS began making public performance data relating to ten quality measures that hospitals submit in connection with their Medicare reimbursement. If any of our hospitals should achieve poor results (or results that are lower than our competitors) on these ten quality criteria, patient volumes could decline. In the future, other trends toward clinical transparency may have an unanticipated impact on our competitive position and patient volume. We also face increasing competition from other specialized care providers, including outpatient surgery, oncology, physical therapy and diagnostic centers (including many in which physicians may have an ownership interest), as well as competing services rendered in physician offices. Some of our hospitals may develop outpatient facilities where necessary to compete effectively. However, to the extent that other providers are successful in developing outpatient facilities, our market share for these services will likely decrease in the future. Moreover, many of our current hospitals attempt to attract patients from surrounding counties and communities, including communities in which a competing facility exists. However, if our competitors are able to make capital improvements and expand services at their facilities, we may be unable to attract patients away from these facilities in the future.

If we do not continually enhance our hospitals with the most recent technological advances in diagnostic and surgical equipment, our ability to maintain and expand our markets will be adversely affected.

Technological advances, potentially with respect to computer-assisted tomography scanner (CTs), magnetic resonance imaging (MRIs) and positron emission tomography scanner (PETs) equipment continue to evolve. In addition, the manufacturers of such equipment often provide incentives to try to increase their sales, including providing favorable financing to higher credit risk organizations. In an effort to compete, we must continually assess our equipment needs and upgrade our equipment as a result of technological improvements. Such equipment costs often range from $0.8 million to $4.5 million each, exclusive of any related construction costs.

Physicians generally direct the majority of hospital admissions and services. In addition, competition among hospitals and service providers including outpatient facilities and services performed in physician offices for patients has intensified in recent years. We compete with other hospitals including larger tertiary care centers located in metropolitan areas. We believe that the direction of the patient flow correlates directly to the level and intensity of such diagnostic equipment.

We are subject to governmental regulation, and may be subjected to allegations that we have failed to comply with governmental regulations which could result in sanctions that reduce our revenues and profitability.

All participants in the healthcare industry are required to comply with many laws and regulations at the federal, state and local government levels. These laws and regulations require that hospitals meet various requirements, including those relating to the adequacy of medical care, equipment, personnel, operating policies and procedures, billing and cost reports, payment for services and supplies, maintenance of adequate records, privacy, compliance with building codes and environmental protection. If we fail to comply with applicable laws and regulations, we could suffer civil or criminal penalties, including the loss of our licenses to operate our hospitals and our ability to participate in the Medicare, Medicaid and other federal and state healthcare programs.

Significant media and public attention recently has focused on the hospital industry as a result of ongoing investigations related to referrals, physician recruiting practices, cost reporting and billing practices, laboratory and home healthcare services and physician ownership and joint ventures involving hospitals. Federal and state government agencies have announced heightened and coordinated civil and criminal enforcement efforts. In addition, the Office of Inspector General, which we refer to in this prospectus as the OIG (which is responsible for investigating fraud and abuse activities in government programs) and the U.S. Department of Justice periodically establish enforcement initiatives that focus on specific billing practices or other suspected areas of abuse. In January 2005, the OIG issued Supplemental Compliance Program Guidance for Hospitals that focuses on hospital compliance risk areas. Some of the risk areas highlighted by the OIG include correct outpatient procedure coding, revising admission and discharge policies to reflect current CMS rules, submitting appropriate claims for supplemental payments such as pass-through costs and outlier payments and a general discussion of the fraud and abuse risks related to financial relationships with referral sources.

In public statements, governmental authorities have taken positions on issues for which little official interpretation was previously available. Some of these positions appear to be inconsistent with common practices within the industry but have not previously been challenged. Moreover, some government investigations that have in the past been conducted under the civil provisions of federal law are now being conducted as criminal investigations under the Medicare fraud and abuse laws.

The laws and regulations with which we must comply are complex and subject to change. In the future, different interpretations or enforcement of these laws and regulations could subject our practices to allegations of impropriety or illegality or could require us to make changes in our facilities, equipment, personnel, services, capital expenditure programs and operating expenses.

Finally, we are subject to various federal, state and local statutes and ordinances regulating the discharge of materials into the environment. Our healthcare operations generate medical waste, such as pharmaceuticals, biological materials and disposable medical instruments that must be disposed of in compliance with federal, state and local environmental laws, rules and regulations. Our operations are also subject to various other environmental laws, rules and regulations. Environmental regulations also may apply when we renovate or refurbish hospitals, particularly older facilities.

We may be subjected to actions brought by the government under anti-fraud and abuse provisions or by individuals on the government’s behalf under the False Claims Act’s “qui tam” or whistleblower provisions.

Companies in the healthcare industry are subject to Medicare and Medicaid anti-fraud and abuse provisions, known as the “anti-kickback statute.” As a company in the healthcare industry, we are subject to the anti-kickback statute, which prohibits some business practices and relationships related to items or services reimbursable under Medicare, Medicaid and other federal healthcare programs. For example, the anti-kickback statute prohibits healthcare service providers from paying or receiving remuneration to induce or arrange for the referral of patients or purchase of items or services covered by a federal or state healthcare program. If regulatory authorities determine that any of our hospitals’ arrangements violate the anti-kickback statute, we could be subject to liabilities under the Social Security Act, including:

•	criminal penalties;

•	civil monetary penalties; and/or

•	exclusion from participation in Medicare, Medicaid or other federal healthcare programs, any of which could impair our ability to operate one or more of our hospitals profitably.

Whistleblower provisions allow private individuals to bring actions on behalf of the government alleging that the defendant has defrauded the federal government. Defendants found to be liable under the False Claims Act may be required to pay three times the actual damages sustained by the government, plus mandatory civil penalties ranging between $5,500 and $11,000 for each separate false claim.

There are many potential bases for liability under the False Claims Act. Liability often arises when an entity knowingly submits a false claim for reimbursement to the federal government. The False Claims Act defines the term “knowingly” broadly. Although simple negligence will not give rise to liability under the False Claims Act, submitting a claim with reckless disregard for its truth or falsity constitutes a “knowing” submission under the False Claims Act and, therefore, will give rise to liability.

In some cases, whistleblowers or the federal government have taken the position that providers who allegedly have violated other statutes, such as the anti-kickback statute and the Stark Law, have thereby submitted false claims under the False Claims Act. In addition, a number of states have adopted their own false claims provisions as well as their own whistleblower provisions whereby a private party may file a civil lawsuit in state court.

Although we intend and will endeavor to conduct our business in compliance with all applicable federal and state fraud and abuse laws, many of these laws are broadly worded and may be interpreted or applied in ways that cannot be predicted. Therefore, we cannot assure you that our arrangements or business practices will not be subject to government scrutiny or be found to be in compliance with applicable fraud and abuse laws.

We may be subject to liabilities because of malpractice and related legal claims brought against our hospitals. If we become subject to these claims, we could be required to pay significant damages, which may not be covered by insurance.

We may be subject to medical malpractice lawsuits and other legal actions arising out of the operations of our owned and leased hospitals. These actions may involve large claims and significant defense costs. In an effort to resolve one or more of these matters, we may choose to negotiate a settlement. Amounts we pay to settle any of these matters may be material. To mitigate a portion of this risk, we maintain professional malpractice liability and general liability insurance coverage for these potential claims in amounts above our self-insured retention level that we believe to be appropriate for our operations. However, some of these claims could exceed the scope of the coverage in effect, or coverage of particular claims could be denied. It is possible that successful claims against us that are within the self-insured retention level amounts, when considered in the aggregate, could have an adverse effect on our results of operations, cash flows, financial condition or liquidity. Furthermore, insurance coverage in the future may not continue to be available at a cost allowing us to maintain adequate levels of insurance with acceptable self-insured retention level amounts. Also, one or more of our insurance carriers may become insolvent and unable to fulfill its obligation to defend, pay or reimburse us when that obligation becomes due. In addition, physicians using our hospitals may be unable to obtain insurance on acceptable terms.

Certificate of need laws and regulations regarding licenses, ownership and operation may impair our future expansion in some states.

Some states require prior approval for the purchase, construction and expansion of healthcare facilities, based on the state’s determination of need for additional or expanded healthcare facilities or services. Nine states in which we currently operate hospitals require a certificate of need for capital expenditures exceeding a prescribed amount, changes in bed capacity or services, and for certain other planned activities. We may not be able to obtain certificates of need required for expansion activities in the future. In addition, all of the states in which we operate facilities require hospitals and most healthcare providers to maintain one or more licenses. If we fail to obtain any required certificate of need or license, our ability to operate or expand operations in those states could be impaired.

In states without certificate of need laws, competing providers of healthcare services are able to expand and construct facilities without the need for significant regulatory approval.

In the ten states in which we operate that do not require certificates of need for the purchase, construction and expansion of healthcare facilities or services, competing healthcare providers face low barriers to entry and expansion. If competing providers of healthcare services are able to purchase, construct or expand healthcare facilities without the need for regulatory approval, we may face decreased market share and revenues in those markets.

We are subject to significant corporate regulation as a public company and failure to comply with all applicable regulations could subject us to liability or negatively affect our stock price.

As a publicly traded company, we are subject to a significant body of regulation, including the Sarbanes-Oxley Act of 2002. While we have developed and instituted a corporate compliance program based on what we believe are the current best practices in corporate governance and continue to update this program in response to newly implemented or changing regulatory requirements, we cannot provide assurance that we are or will be in compliance with all potentially applicable corporate regulations. For example, we cannot provide assurance that in the future our management will not find a material weakness in connection with its annual review of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We also cannot provide assurance that we could correct any such weakness to allow our management to assess the effectiveness of our internal control over financial reporting as of the end of our fiscal year in time to enable our independent registered public accounting firm to state that such assessment will have been fairly stated in our Annual Report on Form 10-K or state that we have maintained effective internal control over financial reporting as of the end of our fiscal year. Compliance with these regulations, and any changes in our internal control over financial reporting in response to our internal evaluations may be expensive and time-consuming and may negatively impact our results of operations. If we fail to comply with any of these regulations, we could be subject to a range of regulatory actions, fines or other sanctions or litigation. If we must disclose any material weakness in our internal control over financial reporting, our stock price could decline.

Our revenues and volume trends may be adversely affected by certain factors over which we have no control relevant to the markets in which we have hospitals, including weather conditions.

Our revenues and volume trends are dependent on many factors, including physicians’ clinical decisions and availability, payor programs shifting to a more outpatient-based environment, whether or not certain services are offered, seasonal and severe weather conditions, including the effects of extreme low temperatures, hurricanes and tornados, earthquakes, current local economic and demographic changes, the intensity and timing of yearly flu outbreaks and the judgment of the U.S. Centers for Disease Control on the strains of flu that may circulate in the United States. Any of these factors could have a material adverse effect on our revenues and volume trends, and none of these factors will be within the control of our management.

Different interpretations of accounting principles could have a material adverse effect on our results of operations or financial condition.

Generally accepted accounting principles are complex, continually evolving and may be subject to varied interpretation by us, our independent registered public accounting firm and the SEC. Such varied interpretations could result from differing views related to specific facts and circumstances. Differences in interpretation of generally accepted accounting principles could have a material adverse effect on our results of operations or financial condition.

Our stock price has been and may continue to be volatile; any significant decline may result in litigation.

The trading price of our common stock has been and may continue to be subject to wide fluctuations. This may result in stockholder lawsuits, which could divert management’s time away from operations and could result in higher legal fees and proxy costs.

Our stock price may fluctuate in response to a number of events and factors, including:

•	issues associated with integration of the hospitals that we acquire;

•	actual or anticipated quarterly variations in operating results, particularly if they differ from investors’ expectations;

•	changes in financial estimates and recommendations by securities analysts;

•	changes in government regulations as they relate to reimbursement and operational policies and procedures;

•	the operating and stock price performance of other companies that investors may deem comparable;

•	changes in overall economic factors in our markets; and

•	news reports relating to us or trends or events in our markets.

Broad market and industry fluctuations may adversely affect the price of our common stock, regardless of our operating performance.

As a result of the above factors, we could be subjected to potential activist stockholder lawsuits. Such lawsuits are time consuming and expensive. Among other things, such lawsuits divert management’s time and attention from operations and can also cause distractions among employee-stockholders, who are more long-term focused. Such lawsuits also force us to incur substantial legal fees and proxy costs in defending our position.

PRICE RANGE OF COMMON STOCK

Our common stock is traded on the Nasdaq Global Select Market®, or Nasdaq, under the symbol “LPNT.” The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices of our common stock for the periods indicated. Periods prior to April 15, 2005 reflect the high and low sales prices of Historic LifePoint common stock.

	High	Low

2007
2nd Quarter (through May 18, 2007)	$39.15	$35.91
1st Quarter	38.49	32.74
2006
4th Quarter	$36.94	$32.60
3rd Quarter	37.20	30.89
2nd Quarter	36.40	29.21
1st Quarter	37.01	28.27
2005
4th Quarter	$44.47	$36.29
3rd Quarter	51.51	40.78
2nd Quarter	51.10	41.67
1st Quarter	45.53	33.24

On May 18, 2007 the last sale price for our common stock as reported by Nasdaq was $38.50 per share. As of May 17, 2007, there were approximately 3,546 holders of record of our common stock.

DIVIDEND POLICY

We have never declared or paid dividends on our common stock. We intend to retain future earnings to finance the growth and development of our business and, accordingly, do not currently intend to declare or pay any dividends on our common stock. Our Board of Directors will evaluate our future earnings, results of operations, financial condition and capital requirements in determining whether to declare or pay cash dividends. In addition, our Credit Agreement imposes restrictions on our ability to pay cash dividends.

USE OF PROCEEDS

The net proceeds from the sale of the Notes are estimated to be approximately $487.5 million, after deducting the Underwriters’ discount and estimated offering expenses ($560.8 million if the Underwriters exercise their option to purchase additional Notes in full).

We intend to use the net proceeds of the offering to repay the amounts outstanding under our revolving credit facility, which may be reborrowed, and a portion of amounts outstanding under our term loan facility. As of March 31, 2007, the applicable annual interest rate under the revolving credit facility was 7.110%, which was based on the 90-day Adjusted LIBO rate plus the applicable margin. The 90-day Adjusted LIBO rate was 5.360% at March 31, 2007. The weighted-average applicable annual interest rate for the three month period ended March 31, 2007 under the Term B Loans was 6.97%. Amounts borrowed under our revolving credit facility and term loan facility were used to finance prior acquisitions.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the indicated periods.

					Three Months Ended
Year Ended December 31,					March 31,
2002	2003	2004	2005	2006	2006	2007

4.96	7.37	8.71	2.81	2.95	3.22	2.97

The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. For this purpose, “earnings” means income from continuing operations before minority interests and income taxes plus fixed charges (excluding capitalized interest). “Fixed charges” means total interest whether capitalized or expensed (including the portion of rent expense representative of interest costs) on outstanding debt plus (i) debt-related fees and (ii) amortization of deferred loan costs.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2007 on an actual basis and as adjusted for the Notes being offered hereby. You should read this table in conjunction with the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the consolidated financial statements and the notes thereto contained in our Quarterly Report on Form 10-Q for the period ended March 31, 2007, which is incorporated by reference in this prospectus.

	As of March 31, 2007
		As Adjusted for
	Actual	this Offering
	(Dollars in	(Dollars in
	millions)	millions)
	(Unaudited)

Cash and cash equivalents	$32.9	$32.9

Long-term debt, including amounts due in one year:
Senior debt:
Term B and Revolving Loans	$1,419.4	$931.9
Capital lease obligations	5.6	5.6

Total senior debt	1,425.0	937.5
Convertible Senior Subordinated Notes offered hereby	—	500.0
3 1/4% Convertible Senior Subordinated Debentures due 2025	225.0	225.0
Province 7 1/2% Senior Subordinated Notes due 2013	6.1	6.1
Province 4 1/4% Convertible Subordinated Notes due 2008	0.1	0.1

Total long-term debt, including amounts due in one year	1,656.2	1,668.7
Total stockholders’ equity	1,485.9	1,485.9

Total capitalization	$3,142.1	$3,154.6

DESCRIPTION OF CREDIT AGREEMENT

Terms

On April 15, 2005, we entered into a Credit Agreement with Citicorp North America, Inc., as administrative agent and the lenders party thereto, Bank of America, N.A., CIBC World Markets Corp., SunTrust Bank and UBS Securities LLC, as co-syndication agents and Citigroup Global Markets Inc. (“Citi”) as sole lead arranger and sole book runner (as amended and restated, supplemented or otherwise modified from time to time the “Credit Agreement”). The Credit Agreement provides for secured term B loans of $1,450.0 million maturing on April 15, 2012 (the “Term B Loans”) and revolving loans of up to $350.0 million maturing on April 15, 2010 (the “Revolving Loans”). In addition, the Credit Agreement provides that we may request additional tranches of Term B Loans up to $400.0 million and additional tranches of Revolving Loans up to $100.0 million. In addition, the Credit Agreement provides that we may request term A loans up to $250.0 million. The Term B Loans (and term A loans, if any) are subject to additional mandatory prepayments with a certain percentage of excess cash flow as specifically defined in the Credit Agreement. The Credit Agreement provides for letters of credit up to $75.0 million.

As of March 31, 2007, the Company had outstanding borrowings of Term B Loans and Revolving Loans under the Credit Agreement in the aggregate principal amount of $1,289.4 million and $130.0 million, respectively. As of March 31, 2007, the applicable annual interest rate under Term B Loans and Revolving Loans is approximately 6.97% and 7.08%, respectively. The Term B Loans outstanding principal balance is scheduled to be repaid in 2011 and 2012 in four equal installments.

The loans under our Credit Agreement are senior secured loans guaranteed by existing and future direct and indirect domestic subsidiaries that collectively comprise at least 75% of our consolidated total assets. The loans, the guarantees and, to the extent relating to the loans, our obligations under each interest rate protection agreement entered into with a lender is secured by a first-priority security interest in the capital stock and intercompany notes owned by us and the guarantor subsidiaries, subject to certain exceptions and subject to the limitation that only 65% of the stock of “first-tier” non-U.S. subsidiaries need be pledged.

The Credit Agreement provides for customary mandatory prepayments, subject to certain exceptions and limitations, from:

•	up to 50% (depending on our senior leverage ratio) of the net proceeds from certain equity issuances;

•	100% of the net proceeds from certain debt incurrences;

•	100% of the net proceeds from certain asset dispositions and insurance or condemnation proceeds, subject to reinvestment provisions; and

•	up to 50% (depending on our senior leverage ratio) of our annual excess cash flow (as defined in the credit agreement).

The Credit Agreement permits us to make optional prepayments, in whole or in part, in minimum amounts, without premium or penalty, and subject to the reimbursement of lenders’ redeployment costs in the case of a prepayment of LIBOR borrowings on a day other than the last day of the relevant interest period.

Covenants

The Credit Agreement requires us to satisfy certain financial covenants, including a minimum interest coverage ratio and a maximum total leverage ratio, as set forth in the Credit Agreement. The minimum interest coverage ratio can be no less than 3.50:1.00 for all periods ending after December 31, 2005. These calculations are based on the trailing four quarters. The maximum total leverage ratios cannot exceed 4.50:1.00 for the periods ending on March 31, 2007 through December 31, 2007; 4.25:1.00 for the periods ending on March 31, 2008 through December 31, 2008; 4.00:1.00 for the periods ending on March 31, 2009 through December 31, 2009; and 3.75:1.00 for the periods ending thereafter. In addition, on an annualized basis, we are also limited with respect to amounts we may spend on capital expenditures. Such amounts cannot exceed 10% of revenues for the year ending December 31, 2007.

The financial covenant requirements and ratios are as follows:

		Level at
	Requirement	March 31, 2007

Minimum Interest Coverage Ratio	≥3.50:1.00	4.46
Maximum Total Leverage Coverage Ratio	4.50:1.00	3.36

In addition, the Credit Agreement contains customary affirmative and negative covenants, which among other things, limit our ability to incur additional debt, create liens, pay dividends and make other restricted payments, effect transactions with our affiliates, sell assets, pay subordinated debt, merge, consolidate, enter into acquisitions and effect sale leaseback transactions.

Our Credit Agreement does not contain provisions that would accelerate the maturity date of the loans under the Credit Agreement upon a downgrade in our credit rating. However, a downgrade in our credit rating could adversely affect our ability to obtain other capital sources in the future and could increase our costs of borrowings.

DESCRIPTION OF THE NOTES

The Notes will be issued under an indenture to be dated as of May   , 2007 between us and The Bank of New York Trust Company, N.A., as trustee. Copies of the form of indenture and Notes will be made available to prospective investors in the Notes upon request to us. We have summarized portions of the indenture below. This summary is not complete. We urge you to read the indenture because that document, and not this description, defines your rights as a holder of the Notes. In this section, the “Company,” “LifePoint,” “we,” “our” and “us” each refers only to LifePoint Hospitals, Inc. and not to any existing or future subsidiary, unless expressly stated otherwise.

General

The Notes are unsecured, senior subordinated obligations of LifePoint and are convertible into cash and, if applicable, shares of our common stock, as described under “— Conversion Rights” below. The Notes are limited to an initial aggregate principal amount of $500 million (or $575 million if the underwriters exercise their over-allotment option in full) and will mature on May 15, 2014.

The Notes bear interest at the rate of     % per year from the date of original issuance of the Notes, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled interest payment date. Interest is payable semi-annually in arrears on May 15 and November 15 of each year, commencing November 15, 2007, to holders of record at the close of business on the preceding May 1 and November 1, respectively. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. In the event of the maturity, conversion or purchase of a Note by us at the option of the holder upon the occurrence of a fundamental change, interest ceases to accrue on such Note under the terms of and subject to the conditions of the indenture.

Principal is payable, and Notes may be presented for conversion, registration of transfer and exchange, without service charge, at our office or agency in New York, New York, which is initially the office or agency of the trustee in New York, New York. See “— Form, Denomination and Registration.”

The indenture does not contain any financial covenants or any restrictions on the payment of dividends, the incurrence of senior or secured debt or other indebtedness, or the issuance or repurchase of securities by us. The indenture contains no covenants or other provisions to protect holders of the Notes in the event of a highly leveraged transaction or a fundamental change, except to the limited extent described under “— Fundamental Change Requires Us to Repurchase Notes at the Option of the Holder” below.

We may, without the consent of the holders, reopen the Notes and issue additional Notes under the indenture with the same terms and with the same CUSIP numbers as the Notes offered hereby in an unlimited aggregate principal amount, provided that no such additional Notes may be issued with the same CUSIP number unless fungible with the Notes offered hereby for U.S. federal income tax purposes. We may also from time to time repurchase the Notes in open market purchases or negotiated transactions without prior notice to holders.

Ranking

The Notes will be our unsecured, senior subordinated obligations. The payment of the principal of, interest on, and any cash due upon conversion of, the Notes will be subordinated in right of payment to the prior payment in full of our existing and future senior indebtedness, including obligations under the Credit Agreement described above under “Description of Credit Agreement” (the “Credit Agreement”), to the extent and as described under “— Subordination of Notes” below. The Notes will also rank equally in express right of payment with our existing and future senior subordinated indebtedness, including our $225.0 million of 3 1/4% Convertible Senior Subordinated Debentures due 2025, and senior to any of our existing and future subordinated indebtedness. The Notes will also effectively rank junior to our secured indebtedness (including obligations under the Credit Agreement) to the extent of the underlying collateral. At March 31, 2007, on a pro forma basis after giving effect to the offering and the use of proceeds hereof, we would have had

$968.2 million of senior indebtedness and our subsidiaries would have had $974.4 million of indebtedness that would effectively rank senior to the Notes.

LifePoint is a holding company with no significant assets other than its ownership interests in its various subsidiaries. LifePoint conducts most of its operations through those subsidiaries. As a result, we are dependent upon the operations and cash flows of our subsidiaries to meet our obligations, including our debt service obligations with respect to the Notes. Our subsidiaries will have no obligation to pay any amounts due on the Notes or to make any funds available to us for payment of the Notes upon maturity or upon a conversion of the Notes as described below.

Claims of creditors of our subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those subsidiaries (if any), and claims of preferred stockholders (if any) of those subsidiaries, generally will have priority with respect to the assets and earnings of those subsidiaries over the claims of our creditors, including holders of the Notes.

Conversion Rights

General

At any time prior to March 15, 2014, subject to the conditions and during the periods described under the headings “— Conversion Upon Satisfaction of Sale Price Condition,” “— Conversion Upon Satisfaction of Trading Price Condition” and “— Conversion Upon Specified Corporate Transactions and Other Specified Events,” holders may convert their Notes into cash and, if applicable, shares, of our common stock based on an initial conversion rate of shares of our common stock per $1,000 principal amount of Notes, unless previously purchased. This is equivalent to an initial conversion price of approximately $      per share. On or after March 15, 2014, holders may convert their Notes at any time prior to the close of business on the scheduled trading day immediately proceeding the stated maturity date regardless of the conditions described under the headings “— Conversion Upon Satisfaction of Sale Price Condition,” “— Conversion Upon Satisfaction of Trading Price Condition” and “— Conversion Upon Specified Corporate Transactions and Other Specified Events.”

The conversion rate (including any adjustments as described below under ‘‘— Conversion Rate Adjustments” and “— Make Whole Amount”) and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as set forth in “— Conversion Rate Adjustments” and ‘‘— Make Whole Amount” below. A holder may convert fewer than all of such holder’s Notes so long as the Notes converted are an integral multiple of $1,000 principal amount.

We will settle conversions of Notes as described below under “ — Conversion Settlement.” Our Credit Agreement contains limitations on our ability to pay the principal return in cash to holders of Notes upon conversion or to repurchase the Notes under certain circumstances. See “Risk Factors — Risks Related to this Offering — We may not have the funds necessary to repurchase the Notes or pay the amounts due upon conversion of the Notes when necessary, and our Credit Agreement contains limitations on our ability to pay the principal return in cash to holders of Notes upon conversion or to repurchase the Notes under certain circumstances.”

Upon conversion of a Note, a holder will not receive any cash payment of interest (unless such conversion occurs after the close of business on a regular record date and before the related interest payment date), and we will not adjust the conversion rate to account for accrued and unpaid interest. Our delivery to the holder of cash and, if applicable, shares, of our common stock upon conversion of a Note will be deemed to satisfy in full our obligations with respect to such Note. Accordingly, any accrued but unpaid interest will be deemed to be paid in full upon conversion, rather than cancelled, extinguished or forfeited. For a discussion of the tax consequences to a holder of receiving our common stock upon conversion, see “Material United States Federal Income Tax Considerations — U.S. Holders — Conversion of the Notes into Cash and Shares of Our Common Stock Received From Us,” and “Material United States Federal Income Tax Considerations — Non-U.S. Holders — Conversion of the Notes.”

Holders of Notes at the close of business on a regular record date will receive payment of the interest payable on the corresponding interest payment date notwithstanding the conversion of such Notes at any time after the close of business on the applicable regular record date. Notes surrendered for conversion by a holder after the close of business on any regular record date but prior to the next interest payment date must be accompanied by payment of an amount equal to the interest payment that is due on those Notes on that interest payment date; provided, however, that no such payment need be made (1) with respect to any conversion following the record date immediately preceding the maturity date, (2) if we have specified a purchase date following a fundamental change that is after a record date and on or prior to the next interest payment date, or (3) if any overdue interest exists at the time of conversion with respect to such Notes, only to the extent of such overdue interest.

If a holder converts Notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of our common stock upon the conversion, if any, unless the tax is due because the holder requests the shares, if any, due upon conversion to be issued or delivered to a person other than such holder, in which case such holder will pay that tax.

If a holder wishes to exercise its conversion right, such holder must deliver a duly completed conversion notice, together, if the Notes are in certificated form, with the certificated security, to the conversion agent along with appropriate endorsements and transfer documents, if required, and pay any transfer or similar tax payment or interest payment, if required as described above. The conversion notice is irrevocable. We refer to the date that all these conditions are satisfied as the “conversion date.” The conversion agent will, on the holder’s behalf, convert the Notes into cash and, if applicable, shares of our common stock. Holders may obtain copies of the required form of the conversion notice from the conversion agent. A certificate, or a book-entry transfer through The Depository Trust Company, New York, New York, or DTC, for the number of full shares of our common stock, if any, due upon conversion of any Notes, together with a cash payment for any fractional shares, will be delivered through the conversion agent as soon as practicable, but no later than the third business day, following the last day of the applicable conversion period, subject to certain exceptions described under “— Make Whole Amount.” The trustee will initially act as the conversion agent.

If a holder has already delivered a purchase notice as described under “ — Fundamental Change Requires Us to Repurchase Notes at the Option of the Holder” with respect to a Note, however, the holder may not surrender that Note for conversion until the holder has withdrawn the purchase notice in accordance with the indenture.

Make Whole Amount

If the effective date of a transaction (a “make-whole change of control”) described in clause (2) of the definition of “change of control” (as set forth under “— Fundamental Change Requires Us to Repurchase Notes at the Option of the Holder”) in connection with which more than 10% of the consideration received consists of cash, securities or other property that are not, or upon issuance will not be, traded on a U.S. national securities exchange occurs prior to the maturity date and a holder surrenders its Notes for conversion during the period commencing 25 scheduled trading days prior to the anticipated effective date of such transaction and ending 20 days following the actual effective date (the “effective date”) of such transaction, we will increase the applicable conversion rate for those Notes surrendered for conversion by a number of additional shares of common stock (the “additional shares”), as described below.

We will mail a notice to holders and issue a press release no later than 25 scheduled trading days prior to such transaction’s anticipated effective date.

The number of additional shares to be added to the conversion rate will be determined by reference to the table below and is based on the conversion date and the “applicable price” in connection with such transaction.

The “applicable price” in connection with a make-whole change of control means:

•	If the consideration (excluding cash payment for fractional shares or pursuant to statutory appraisal rights) paid to holders of our common stock in connection with such transaction consists exclusively of cash, the amount of such cash per share of our common stock; and

•	In all other cases, the average of the closing sale prices per share of our common stock for the five consecutive trading days immediately preceding the related conversion date.

The stock prices set forth in the first row of the table below (i.e., the column headers), will be adjusted as of any date on which the conversion rate of the Notes is adjusted. The adjusted stock prices will equal the applicable prices in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate in effect immediately prior to the adjustment giving rise to the applicable price adjustment and the denominator of which is the conversion rate as so adjusted. The increase of the additional shares to the conversion rate will be subject to adjustment in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

The following table sets forth the applicable price and number of additional shares to be added to the conversion rate per $1,000 principal amount of Notes:

Applicable Price
Conversion Date	$	$	$	$	$	$	$	$	$	$

May , 2007
May 15, 2008
May 15, 2009
May 15, 2010
May 15, 2011
May 15, 2012
May 15, 2013
May 14, 2014

The exact applicable price and conversion date may not be set forth in the table above, in which case:

1. if the actual applicable price is between two applicable price amounts in the table or the conversion date is between two dates in the table, the increase in the conversion rate will be determined by straight-line interpolation between the numbers set forth for the higher and lower applicable price amounts, and/or the two dates, based on a 365- or 366-day year, as applicable;

2. if the actual applicable price is equal to or in excess of $      per share (subject to adjustment), we will not increase the conversion rate applicable to the converted Note; and

3. if the actual applicable price is equal to or less than $      per share (the last bid price of our common stock on the date of this prospectus) (subject to adjustment), we will not increase the conversion rate applicable to the converted Note.

Notwithstanding the foregoing, in no event will we increase the conversion rate as described above to the extent the increase will cause the conversion rate to exceed           per $1,000 principal amount of Notes, subject to adjustment in the same manner as the conversion rate as set forth under “ — Conversion Rate Adjustments.”

In addition, certain continued listing standards of the Nasdaq Global Select Market potentially limit the amount by which we may increase the conversion rate. These standards generally require us to obtain the approval of our stockholders before entering into certain transactions that potentially result in the issuance of 20% or more of our outstanding common stock. Accordingly, we will not increase the conversion rate as described above beyond the maximum level permitted by these continued listing standards. In accordance with these listing standards, these restrictions will apply at any time when the Notes are outstanding, regardless of whether we then have a class of securities quoted on the Nasdaq Global Select Market.

Our obligation to increase the conversion rate as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

If, as described above, we are required to increase the conversion rate by the additional shares as a result of the make-whole change of control, Notes surrendered for conversion will be settled as follows (subject in all respects to the provisions set forth above under “— Conversion Settlement”):

•	If the last day of the applicable conversion period (as defined below under “— Conversion Settlement”) related to such Notes surrendered for conversion is prior to the third scheduled trading day immediately preceding the anticipated effective date of such make-whole change of control, we will settle such conversion as described under “— Conversion Settlement” below by paying the principal return and delivering the net shares, if any, on the third business day immediately following the last day of the applicable conversion period, but without giving any effect to the additional shares to be added to the conversion rate pursuant to the provisions set forth above. As soon as practicable following the effective date of the make-whole change of control transaction, we will deliver the increase in such amount of cash and, if applicable, shares of our common stock or reference property deliverable in lieu of shares of our common stock, if any, as the case may be, for such Notes as if the conversion rate had been increased by such number of additional shares during the related applicable conversion period (and based upon the relevant daily VWAP prices during such conversion period). If such increased amount results in an increase to the principal return (as defined below under “ — Conversion Settlement”), we will pay such increase in cash. In addition, if such increased amount results in an increase to the number of net shares (as defined below under “— Conversion Settlement”) we will deliver such increase in shares of our common stock or, as described below under “— Recapitalizations, Reclassifications and Changes of Our Common Stock,” the same form of consideration into which our common stock was converted or exchanged in connection with such make-whole transaction. We will not increase the conversion rate by the number of additional shares, or otherwise deliver any increase to such amount of cash and shares of our common stock or reference property deliverable in lieu of shares of our common stock, if any, if the make-whole change of control never becomes effective.

•	Otherwise, if the last day of the applicable conversion period related to Notes surrendered for conversion is on or following the third scheduled trading day immediately preceding the anticipated effective date of the make-whole change of control, we will settle such conversion as described under “— Conversion Settlement” below by paying the principal return and delivering the net shares, if any, including the additional shares to be added to the conversion rate, if any, on the later to occur of (1) the effective date of the transaction and (2) the third business day following the last day of the applicable conversion period.

If a holder surrenders a note for conversion in connection with a make-whole change of control we have announced, but the make-whole change of control is not consummated, then the holder will not be entitled to the increased conversion rate referred to above in connection with the conversion.

Conversion Upon Satisfaction of Sale Price Condition

Prior to March 15, 2014, a holder may surrender any of its Notes for conversion into cash and, if applicable, shares of our common stock in any fiscal quarter (and only during such fiscal quarter) after the quarter ending June 30, 2007 if the closing sale price per share of our common stock, for each of at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous fiscal quarter, is greater than or equal to 130% of the applicable conversion price per share of our common stock on such last trading day.

The “closing sale price” per share of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in transactions for the principal U.S. securities exchange on which our common stock is traded. The closing sale price will be determined without reference to after-hours or extended market trading. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “closing sale price” per share will be the last quoted bid price per share, of our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our common stock is not so quoted, the “closing sale price” per share will be determined by a nationally recognized independent investment banking firm selected by us for this purpose.

“Trading day” means a day (i) during which trading in securities generally occurs on the Nasdaq Global Select Market or, if our common stock is not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded and (ii) on which a closing sale price for our common stock may be obtained.

Conversion Upon Satisfaction of Trading Price Condition

Prior to March 15, 2014, a holder may surrender Notes for conversion into cash and, if applicable, shares, of our common stock prior to maturity during the five business days immediately following any five consecutive trading day period (we refer to this five consecutive trading day period as the “measurement period”) in which the trading price per $1,000 principal amount of Notes (as determined following a request by a holder of the Notes in accordance with the procedures described below) for each trading day of such measurement period was less than 96% of the product of the closing sale price per share of our common stock and the conversion rate in effect on such day.

The “trading price” of the Notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the trustee for $5,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, provided that if three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the trustee, that one bid shall be used. If the trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of the Notes will be deemed to be less than 96% of the product of the closing sale price per share of our common stock and the conversion rate in effect on such determination date.

The trustee shall have no obligation to determine the trading price of the Notes unless we have requested such determination; and we shall have no obligation to make such request unless a holder of at least $1,000,000 aggregate principal amount of Notes provides us with reasonable evidence that the trading price per $1,000 principal amount of the Notes would be less than 96% of the product of the closing sale price per share of our common stock and the conversion rate, at which time, we shall instruct the trustee to determine the trading price of the Notes beginning on the next trading day and on each successive trading day until the trading price is greater than or equal to 96% of the product of the closing sale price per share of our common stock and the conversion rate.

Conversion Upon Specified Corporate Transactions and Other Specified Events

Conversions Upon Certain Distributions.  If we elect to:

•	distribute to all holders of our common stock rights entitling them to purchase, for a period expiring not more than 60 days immediately following the record date for the distribution, shares of our common stock at a price per share that is less than the closing price per share of our common stock on the trading day immediately preceding the announcement date of the distribution, or

•	distribute to all holders of our common stock our assets, debt securities or certain rights to purchase our securities, where the value of such assets, securities, or rights per share of common stock, as determined by our board of directors, exceeds 5% of the closing sale price of a share of our common stock on the trading day immediately preceding the declaration date of the distribution, we must notify the holders of the Notes at least 20 days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their Notes for conversion at any time from, and including, the date we mail such notice until the earlier of the close of business on the business day immediately prior to the ex-dividend date or the date we announce that such distribution will not take place. No holder may exercise this right to convert if the holder otherwise may participate in the distribution without conversion. The ex-dividend date is the first date upon which a sale of our common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock to its buyer.

Conversions Upon Specified Events.  If we are party to any transaction or event (including any consolidation, merger or binding share exchange) pursuant to which all shares of our common stock would be converted into or exchanged for cash, securities or other property, a holder may surrender Notes for conversion at any time from and after the date that is 20 days (or, in the case of a make-whole change of control, 25 scheduled trading days) prior to the date we originally announce as the anticipated effective date of the transaction until 20 days after the actual effective date of such transaction (or, if such transaction also constitutes a fundamental change, until the fundamental change purchase date). We will notify holders and the trustee as promptly as practicable following the date we publicly announce such transaction (but in no event less than 20 or 25 scheduled trading days, as applicable, days prior to the effective date of such transaction).

We will settle any such conversions as described below under “ — Conversion Settlement” and “— Make Whole Amount.” However, such transaction may constitute an event which requires us to change the conversion right in the manner described under “— Recapitalizations, Reclassifications and Changes of Our Common Stock.” Accordingly, settlement of conversions after such transaction may be made in cash and, if applicable, in property other than our common stock.

If such transaction also constitutes a fundamental change, the holder will be able to require us to purchase all or a portion of such holder’s Notes as described under “— Fundamental Change Requires Us to Repurchase Notes at the Option of the Holder.” In addition, if such transaction constitutes a make-whole change of control we will adjust the conversion rate for certain Notes tendered for conversion in connection with the fundamental change transaction, as described above under “— Make Whole Amount.”

Terminations of Trading.  Notes may be surrendered for conversion at any time a “termination of trading,” as defined under “— Fundamental Change Requires Us to Repurchase Notes at the Option of the Holder” below, has occurred and is continuing.

Conversion Settlement

Subject to certain exceptions set forth below and under “— Make Whole Amount,” “— Recapitalizations, Reclassifications and Change of Our Common Stock” and “— Exchange in Lieu of Conversion,” we will deliver, upon conversion of each $1,000 principal amount of Notes, the aggregate “daily settlement amount” for each of the 20 VWAP trading days during the conversion period for such Notes.

The “conversion period” with respect to any Note means:

•	with respect to any conversion date occurring during the period beginning on the 25th scheduled trading day prior to the maturity date of the Notes, the 20 consecutive VWAP trading-day period beginning on and including the 22nd scheduled trading day prior to the maturity date (or if such day is not a VWAP trading day, the next succeeding VWAP trading day); and

•	in all other instances, the 20 consecutive VWAP trading day period beginning on and including the third VWAP trading day after the conversion date, except as described under “— Exchange in Lieu of Conversion.”

The “daily settlement amount,” for each of the 20 VWAP trading days during the applicable conversion period, shall consist of:

•	cash in an amount equal to the lesser of $50 and the daily conversion value relating to such day (the sum of such cash amount for each of the 20 VWAP trading days, the “principal return”); and

•	to the extent the daily conversion value exceeds $50, a number of shares of our common stock equal to the excess of the daily conversion value over $50, divided by the daily VWAP of our common stock (or the consideration into which our common stock has been exchanged in connection with certain corporate transactions) on that VWAP trading day (the sum of such shares for each of the 20 VWAP trading days, the “net shares”).

The “daily conversion value” means, for each of the 20 consecutive VWAP trading days during the conversion period, 1/20th of the product of (1) the applicable conversion rate on such day and (2) the daily VWAP of our common stock (or the consideration into which our common stock has been exchanged in connection with certain corporate transactions) on such day.

The “daily VWAP” for our common stock (or for the consideration into which our common stock has been exchanged in connection with certain corporate transactions) means, for each of the 20 consecutive VWAP trading days during the conversion period, in the case of our common stock, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page LPNT.UQ <equity> AQR in respect of the period from the scheduled open of trading on the principal trading market for our common stock to the scheduled close of trading on such market on such VWAP trading day, or if such volume-weighted average price is unavailable, or in the case of such other consideration, the market value of one share of our common stock (or of such other consideration) on such VWAP trading day as we determine in good faith using, if reasonably practicable, a volume-weighted method.

“VWAP trading day” means a day during which (i) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading and (ii) there is no VWAP market disruption event. If our common stock is not so listed or traded, then “VWAP trading day” means a business day.

“VWAP market disruption event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. on any scheduled trading day for our common stock for an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

The daily conversion value and the daily settlement amount will be determined by us promptly after the end of the applicable conversion period. We will deliver cash in lieu of any fractional shares of our common stock issuable in connection with payment of the net shares, based upon the daily VWAP per share of our common stock on the last day of the applicable conversion period.

We will pay the principal return and cash for fractional shares, and deliver net shares, no later than the third business day following the last day of the applicable conversion period, except as set forth under “ — Make Whole Amount.” Our ability to pay the principal return in cash is subject to important limitations imposed by our Credit Agreement and other indebtedness we may have in the future.

Conversion Rate Adjustments

The initial conversion rate will be adjusted for the following events:

(1) the issuance of our common stock as a dividend or distribution to all holders of our common stock, or a subdivision or combination of our common stock, in which event the conversion rate will be adjusted based on the following formula:

CR1 = CR0	×	OS1 OS0

where,
CR0	=	the conversion rate in effect at the close of business on the record date
CR1	=	the conversion rate in effect immediately after the record date
OS0	=	the number of shares of our common stock outstanding at the close of business on the record date
OS1	=	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such event

(2) the issuance to all holders of our common stock of certain rights or warrants entitling them for a period expiring 45 days or less from the date of issuance of such rights or warrants to purchase shares of our common stock (or securities convertible into our common stock) at less than (or having a conversion price per share less than) the current market price of our common stock; in which event the conversion rate will be adjusted based on the following formula:

CR1 = CR0	×	OS0 + X OS0 + Y

where,
CR0	=	the conversion rate in effect at the close of business on the record date
CR1	=	the conversion rate in effect immediately after the record date
OS0	=	the number of shares of our common stock outstanding at the close of business on the record date
X	=	the total number of shares of our common stock issuable pursuant to such rights
Y	=	the aggregate price payable to exercise such rights divided by the average of the closing sale prices of our common stock for the ten consecutive trading days prior to the business day immediately preceding the announcement of the issuance of such rights

However, the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration.

(3) the dividend or other distribution to all holders of our common stock of shares of our capital stock (other than common stock) or evidences of our indebtedness or our assets (excluding (A) any dividend, distribution or issuance covered by clauses (1) or (2) above or (4) or (5) below) in which event the conversion rate will be adjusted based on the following formula:

CR1 = CR0	×	SP0 SP0 − FMV

where,
CR0	=	the conversion rate in effect at the close of business on the record date
CR1	=	the conversion rate in effect immediately after the record date
SP0	=	the current market price per share of our common stock
FMV	=	the fair market value (as determined by our board of directors), on the record date, of the shares of capital stock, evidences of indebtedness or assets so distributed, expressed as an amount per share of our common stock

However, if the transaction that gives rise to an adjustment pursuant to this clause (3) is one pursuant to which the payment of a dividend or other distribution on our common stock consist of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, (i.e., a spin-off) that are, or, when issued, will be, traded on a U.S. securities exchange, then the conversion rate will instead be adjusted based on the following formula:

CR1 = CR0	×	FMV0 + MP0 MP0

where,
CR0	=	the conversion rate in effect at the close of business on the record date
CR1	=	the conversion rate in effect immediately after the record date
FMV0	=	the average of the closing sale prices of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock over the 10 consecutive trading days commencing on and including the third trading day after the date on which ‘‘ex-distribution trading” commences for such dividend or distribution on the Nasdaq Global Select Market or such other national or regional exchange or market on our common stock then listed or quoted
MP0	=	the average of the closing sale prices of our common stock over the 10 consecutive trading days commencing on and including the third trading day after the date on which ‘‘ex-distribution trading” commences for such dividend or distribution on the Nasdaq Global Select Market or such other national or regional exchange or market on our common stock is then listed or quoted

(4) dividends or other distributions consisting exclusively of cash to all holders of our common stock during any fiscal quarter, in which event the conversion rate will be adjusted based on the following formula:

CR1 = CR0	×	SP0 SP0 − C

where,
CR0	=	the conversion rate in effect at the close of business on the record date
CR1	=	the conversion rate in effect immediately after the record date
SP0	=	the current market price per share of our common stock
C	=	the amount in cash per share we distribute to holders of our common stock

(5) we or one or more of our subsidiaries make purchases of our common stock pursuant to a tender offer or exchange offer by us or one of our subsidiaries for our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock validly tendered or exchanged exceeds the current market price per share of our common stock on the trading day next preceding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), in which event the conversion rate will be adjusted based on the following formula:

CR1 = CR0	×	FMV + (SP1 × OS1) OS0 × SP1

where,
CR0	=	the conversion rate in effect at the close of business on the expiration date
CR1	=	the conversion rate in effect immediately after the expiration date
FMV	=	the fair market value (as determined by our board of directors), on the expiration date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date (the ‘‘purchased shares”)
OS1	=	the number of shares of our common stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the ‘‘expiration time”) less any purchased shares
OS0	=	the number of shares of our common stock outstanding at the expiration time, including any purchased shares
SP1	=	the current market price per share of our common stock on the trading day next preceding the expiration date

Notwithstanding the above, in no event will we adjust the conversion rate pursuant to the events described in clauses (2) through (5) above to an amount that exceeds           shares per $1,000 principal amount of Notes. We will adjust this maximum conversion rate in the same manner in which we must adjust the conversion rate for stock splits and combinations, stock dividends, reclassifications and similar events.

In addition, in no event will we adjust the conversion rate to the extent that the adjustment would reduce the conversion price below the par value per share of our common stock.

“Current market price” of our common stock on any day means the average of the closing sale price of our common stock for each of the 10 consecutive trading days ending on the earlier of the day in question and the day before the “ex-date” with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, “ex-date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

“Record date” means, for purpose of this section, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock have the right to receive any cash, securities or other property or in which our common stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or by statute, contract or otherwise).

To the extent that we have a shareholder rights plan (i.e., a poison pill) in effect, upon conversion of the Notes into common stock, you will receive, in addition to the cash and, if applicable, common stock due upon conversion, the rights under the rights plan, whether or not the rights have separated from the common stock, prior to any conversion. So long as we comply with the preceding sentence, a distribution of rights pursuant to such a rights plan will not trigger a conversion rate adjustment.

The indenture does not require us to adjust the conversion rate for any of the transactions described above if we make provision for holders of the Notes to participate in the transaction without conversion on a basis and with notice that our board of directors determines to be fair and appropriate.

No adjustment in the conversion rate will be required unless such adjustment would require a change of at least 1% in the conversion rate then in effect at such time. Any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment; provided that, notwithstanding the foregoing, all such carried forward adjustments shall be made at the time we notify holders of Notes of a specified corporate transaction that would entitle them to convert their Notes and thereafter any conversion rate adjustment shall be made without regard to the 1% threshold described in the preceding sentence.

Except as stated above, the conversion rate will not be adjusted for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing.

We may from time to time, to the extent permitted by law and subject to applicable rules of The Nasdaq Stock Market, increase the conversion rate of the Notes by any amount for any period of at least 20 days. In that case, we will give at least 15 days notice of such increase. To the extent permitted by law and subject to applicable rules of The Nasdaq Stock Market, we may also make such increases in the conversion rate, in addition to those set forth above, as our board of directors deems advisable, including to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

As a result of any adjustment of the conversion rate, the holders of Notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in taxable dividend income to the holders of common stock. In addition, non-U.S. holders (as defined in “Material United States Federal Income Tax Considerations”) of Notes in certain circumstances may be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See “Material United States Federal Income Tax Considerations — U.S. Holders — Conversion Rate Adjustments” and “Material United States Federal Income Tax Considerations — Non-U.S. Holders — Conversion Rate Adjustments.”

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination or a change in par value or from par value to no par value or vice versa), a consolidation, merger or combination involving us, a sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or any statutory share exchange, in each case as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at the effective time of the transaction, the right to convert a Note will be changed into a right to convert it, per $1,000 principal amount, into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of our common stock equal to the conversion rate prior to such transaction would have owned or been entitled to receive (the “reference property”) upon such transaction. For purposes of the foregoing, the kind and amount of consideration that a holder of our common stock would have been entitled to in the case of recapitalizations, reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive more than a single type of consideration, determined based in part upon any form of stockholder election, will be deemed to be (i) the weighted average of the kinds and amounts of consideration received by the holders of our common stock that affirmatively make such an election or (ii) if no holders of our common stock affirmatively make such an election, the kinds and amount of consideration actually received by such holders. However, at and after the effective time of the transaction, the principal return payable upon conversion of the Notes will continue to be payable in cash, and the daily conversion value will be calculated based on the fair value of the reference property determined as described above. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing. For a discussion of the tax consequences to a holder of changes to the conversion rate of the Notes, see “Material United States Federal Income Tax Considerations — U.S. Holders — Conversion Rate Adjustments” and “Material United States Federal Income Tax Considerations — Non-U.S. Holders — Conversion Rate Adjustments.”

Exchange in Lieu of Conversion

When a holder surrenders Notes for conversion prior to March 15, 2014, we may, no later than the close of business on the VWAP trading day immediately following the date the Notes are tendered for conversion and all other applicable requirements have been satisfied (the “exchange submission date”) direct the conversion agent to surrender such Notes to a financial institution designated by us for exchange in lieu of conversion.

In order to accept any Notes surrendered for conversion, the designated institution must agree with the converting holder in accordance with customary procedures for secondary market trading, on or prior to the close of business on the VWAP trading day immediately following the exchange submission date (the “exchange acceptance date”), to deliver, in exchange for such Notes, cash equal to the principal return and, if applicable, a number of shares of our common stock equal to the net shares, plus cash for any fractional shares, due upon conversion as described under “— Conversion Settlement” above, except that the applicable conversion period shall be the 20 consecutive VWAP trading day period beginning on and including the fifth VWAP trading day after the exchange acceptance date.

If the designated institution accepts any such Notes, it will deliver cash and, if applicable, the appropriate number of shares of our common stock directly to the holder in accordance with customary settlement procedures. Any Notes exchanged by the designated institution will remain outstanding, and notwithstanding anything to the contrary, will not be deemed to be “converted” for purposes of the indenture. If no designated institution accepts any Notes surrendered for exchange by the exchange acceptance date, a “conversion date” will be deemed to have occurred on the date the Notes were tendered for conversion and all other applicable requirements were satisfied, and we will convert the Notes into cash and, if applicable, shares of our common stock as described under “— Conversion Settlement” above. If the designated institution agrees to accept any Notes for exchange but does not timely deliver the related consideration, a “conversion date” will be deemed to have occurred on the trading day immediately following the date such consideration was due by such financial institution and we will convert the Notes into cash and shares of our common stock based on such conversion date and a new conversion period that commences on the third scheduled VWAP trading day immediately after such conversion date as described under “— Conversion Settlement” above.

Our designation of an institution to which the Notes may be submitted for exchange does not require the institution to accept any Notes. We will not pay any consideration to, or otherwise enter into any arrangement with, the designated institution for or with respect to such designation. You have no ability to select the financial institution that may be willing to accept any Notes for exchange in lieu of conversion. Accordingly, you will be assuming the risk that such financial institution does not perform its obligation to you once it has agreed with you to accept your Notes for exchange. In such event, we will accept your Notes for conversion as described above, but we will not compensate you for any losses you may incur as a result of such financial institution’s failure to perform, including any loss to the consideration you would have received as a result of a decline in the price of our common stock after the Notes are tendered for conversion and prior to the end of the new conversion period that arises due to such financial institution’s failure to perform. See “Risk Factors — Risks Related to this Offering — If we elect to designate a financial institution to deliver the consideration due to you upon conversion of the Notes pursuant to the ’exchange in lieu of conversion’ provisions of the indenture, and such financial institution defaults on its obligation in respect of such conversion, you may suffer significant trading losses as a result of such default.”

Fundamental Change Requires Us to Repurchase Notes at the Option of the Holder

If a fundamental change (as described below) occurs, each holder of Notes will have the right to require us to purchase some or all of that holder’s Notes, in integral multiples of $1,000 principal amount, on a repurchase date (the “fundamental change repurchase date”) of our choosing that is not less than 20 nor more than 35 business days after the date of our notice of the fundamental change. We will purchase such Notes at a purchase price in cash equal to 100% of the principal amount of the Notes to be purchased, plus any accrued and unpaid interest to but excluding the fundamental change repurchase date, unless such fundamental change repurchase date falls after a record date and on or prior to the corresponding interest payment date, in which case we will pay the full amount of accrued and unpaid interest payable on such interest payment date to the holder of record at the close of business on the corresponding record date.

Within 15 days after the occurrence of a fundamental change, we are required to mail notice to all holders of Notes, as provided in the indenture, of the occurrence of the fundamental change and of their resulting repurchase right and the fundamental change repurchase date. We must also deliver a copy of our notice to the trustee. To exercise the repurchase right, a holder of Notes must deliver, on or before the close of business on the business day immediately preceding the fundamental change repurchase date specified in our notice, written notice to the trustee of the holder’s exercise of its repurchase right. We will pay the repurchase price for Notes surrendered for repurchase promptly following the later of the fundamental change repurchase date and the time of book-entry transfer or delivery of the Note.

You may withdraw any written repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the business day before the fundamental change repurchase date. The withdrawal notice must state:

•	the name of the holder;

•	a statement that the holder is withdrawing its election to require us to purchase its Notes;

•	the principal amount of the withdrawn Notes which must be an integral multiple of $1,000;

•	if certificated Notes have been issued, the certificate number of the withdrawn Notes; and

•	the principal amount, if any, that remains subject to the repurchase notice which must be an integral multiple of $1,000.

If the Notes are not in certificated form, the notice given by each holder must comply with appropriate DTC procedures.

Payment of the repurchase price for a Note for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Note, together with necessary endorsements, to the paying agent at its corporate trust office in the Borough of Manhattan, The City of New York, or any other office of the paying agent, at any time after delivery of the repurchase notice. Payment of the repurchase price for the Note will be made promptly following the later of the fundamental change repurchase date and the time of book-entry transfer or delivery of the Note. If the paying agent holds money sufficient to pay, on the repurchase date, the repurchase price of the Note, on the repurchase date, then, as of the repurchase date:

•	the Note will cease to be outstanding and interest will cease to accrue; and

•	all other rights of the holder will terminate (other than the right to receive the repurchase price upon delivery of the Note, together with necessary endorsements).

This will be the case whether or not book-entry transfer of the Notes is made and whether or not the Notes are delivered to the paying agent.

A “fundamental change” will be deemed to have occurred upon a “change of control” or a “termination of trading.”

A “change of control” will be deemed to have occurred at such time after the original issuance of the Notes when the following has occurred:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our subsidiaries or our or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common stock representing more than 50% of the voting power of our common stock entitled to vote generally in the election of directors;

(2) consummation of any transaction or event (whether by means of a liquidation, share exchange, tender offer, consolidation, recapitalization, reclassification, merger of us or any sale, lease or other transfer of the consolidated assets of ours and our subsidiaries substantially as an entirety) or a series of related transactions or events pursuant to which our common stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property other than pursuant to a transaction in which the persons that “beneficially owned,” directly or indirectly, the shares of our common stock immediately prior to such transaction beneficially own, directly or indirectly, shares of common stock representing a majority of the total voting power of all outstanding classes of common stock of the surviving or transferee person in substantially the same proportion amongst themselves as such ownership immediately prior to such transaction; or

(3) continuing directors (as defined below in this section) cease to constitute at least a majority of our board of directors.

“Continuing director” means a director who either was a member of our board of directors on the date of this prospectus or who becomes a member of our board of directors subsequent to that date and whose appointment, election or nomination for election by our shareholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by us on behalf of the board of directors in which such individual is named as nominee for director.

The beneficial owner shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term “person” includes any syndicate or group which would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

The definition of change of control includes a phrase relating to the sale, lease or other transfer of the consolidated assets of ours and our subsidiaries “substantially as an entirety.” There is no precise, established definition of the phrase “substantially as an entirety” under applicable law. Accordingly, your ability to require us to repurchase your Notes as a result of a sale, lease or other transfer of less than all our assets may be uncertain.

A “termination of trading” will be deemed to have occurred if our common stock (or other common stock into which the Notes are then convertible) is not listed for trading on a U.S. national securities exchange.

Rule 13e-4 under the Exchange Act, as amended, requires the dissemination of certain information to security holders if an issuer tender offer occurs and may apply if the repurchase option becomes available to holders of the Notes. We will comply with this rule to the extent applicable at that time.

We may, to the extent permitted by applicable law, at any time purchase the Notes in the open market or by tender offer at any price or by private agreement. Any Note so purchased by us may, to the extent permitted by applicable law, be reissued or resold or may be surrendered to the trustee for cancellation. Any Notes surrendered to the trustee for cancellation may not be reissued or resold and will be canceled promptly.

The foregoing provisions would not necessarily protect holders of the Notes if highly leveraged or other transactions involving us occur that may adversely affect holders.

Our ability to repurchase Notes upon the occurrence of a fundamental change is subject to important limitations. Under the terms of our Credit Agreement, a “fundamental change” under the Notes constitutes an event of default under the Credit Agreement and we will be prohibited from paying the purchase price for the Notes in cash. In addition, any future credit agreements or other agreements relating to our indebtedness or otherwise may contain provisions prohibiting repurchase of the Notes under certain circumstances, or expressly prohibit our repurchase of the Notes upon a fundamental change or may provide that a fundamental change constitutes an event of default under that agreement. If a fundamental change occurs at a time when we are prohibited from repurchasing Notes, we may seek the consent of our lenders to repurchase the Notes or may attempt to refinance this debt. If we do not obtain consent, we would not be permitted to repurchase the Notes. Further, there can be no assurance that the Company would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the Notes seeking to exercise their repurchase right. Our failure to repurchase tendered Notes would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness. See “Risk Factors — Risks Related to this Offering — We may not have the funds necessary to repurchase the Notes or pay the amounts due upon conversion of the Notes when necessary, and our Credit Agreement contains limitations on our ability to pay the principal return in cash to holders of Notes upon conversion or to repurchase the Notes under certain circumstances.”

No Notes may be purchased by us at the option of the holders upon a fundamental change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

The fundamental change repurchase feature of the Notes may in certain circumstances make more difficult or discourage a takeover of our company. The fundamental change repurchase feature, however, is not the result of our knowledge of any specific effort to accumulate shares of our common stock, to obtain control of us by means of a merger, tender offer solicitation or otherwise, or by management to adopt a series of anti-takeover provisions. Instead, the fundamental change repurchase feature is a standard term contained in securities similar to the Notes.

Subordination of Notes

Payment on the Notes will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. The Notes also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, and interest on the Notes will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the Notes because of an event of default, the holders of any outstanding senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness obligations before the holders of the Notes are entitled to receive any payment or distribution. We are required under the indenture to promptly notify holders of our senior indebtedness, if payment of the Notes is accelerated because of an event of default.

We may not make any payment on the Notes if:

•	a default in the payment of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

•	a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, or in the case of designated senior indebtedness in the form of a lease, a default other than a payment default occurs and is continuing that permits the lessor to either terminate the lease or require us to make an irrevocable offer to terminate the lease, and the trustee receives a notice of such default (called “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the Notes:

•	in case of a payment default, upon the date on which such default is cured or waived in writing or ceases to exist; and

•	in case of a non-payment default, the earlier of (1) the date on which such non-payment default is cured or waived or ceases to exist or (2) 179 days after the date on which the payment blockage notice is received, if the maturity of the designated senior indebtedness has not been accelerated (or in the case of any lease, 179 days after the payment blockage notice is received, so long as we have not received notice that the lessor under such lease has exercised its right to terminate the lease or require us to make an irrevocable offer to terminate the lease).

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice.

If the trustee or any holder of the Notes receives any payment or distribution of our assets in contravention of the subordination provisions of the Notes or the indenture before all senior indebtedness is paid in full in cash or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

Because of the subordination provisions discussed above, in the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the Notes may receive less, ratably, than our other creditors. This subordination will not prevent the occurrence of any event of default under the indenture.

The Notes are exclusively obligations of us. A substantial portion of our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the Notes, is dependent upon the earnings of our subsidiaries. In addition, we are dependent on the distribution of earnings, loans or other payments from our subsidiaries. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations.

Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we were a creditor to any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

The term “senior indebtedness” is defined in the indenture and includes principal, premium, interest, rent, fees, costs, expenses and other amounts accrued or due on our existing or future indebtedness, as defined below, or any existing or future indebtedness guaranteed or in effect guaranteed by us, subject to certain exceptions. The term does not include:

•	any indebtedness that by its express terms is not senior to the Notes or is pari passu or junior to the Notes; or

•	any indebtedness we owe to any of our majority-owned subsidiaries; or

•	the Notes or our $225.0 million 3 1/4% Convertible Senior Subordinated Debentures due 2025.

The term “indebtedness” is also defined in the indenture and includes, in general terms, our liabilities in respect of borrowed money, bonds, notes, letters of credit, bank guarantees, bankers’ acceptances, capital and certain other leases, interest rate and foreign currency derivative contracts or similar arrangements, guarantees and certain other obligations described in the indenture, subject to certain exceptions. The term does not include, for example, any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services.

The term “designated senior indebtedness” is defined in the indenture and includes our Credit Agreement and, in general terms, any senior indebtedness that by its terms expressly provides that it is “designated senior indebtedness” for purposes of the indenture.

As of March 31, 2007, on a pro forma basis after giving effect to this offering and the use of proceeds hereof, we had $968.2 million of senior indebtedness outstanding and our subsidiaries had $974.4 million of indebtedness. Neither we nor our subsidiaries are prohibited under the indenture from incurring debt, including senior indebtedness. We may from time to time incur additional debt, including senior or secured indebtedness. Our subsidiaries may also from time to time incur additional debt and liabilities.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the Notes. The trustee’s claims for these payments will generally be senior to the claims of holders in respect of all funds collected or held by the trustee.

Consolidation, Merger and Sale of Assets

We may, without the consent of the holders of Notes, consolidate with, merge with or into or sell, lease or otherwise transfer in one transaction or a series of related transactions the consolidated assets of ours and our subsidiaries substantially as an entirety to any corporation, limited liability company, partnership or trust organized under the laws of the United States or any of its political subdivisions provided that:

•	the surviving entity assumes all our obligations under the indenture and the Notes;

•	if as a result of such transaction the Notes become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of LifePoint or such successor under the Notes and the indenture;

•	at the time of such transaction or series of transactions, no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have happened and be continuing; and

•	an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, sale, lease or transfer complies with the provisions of the indenture, have been delivered to the trustee.

Information Requirement

We will agree that for a period of two years after closing, during any period in which we are not subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act, we will make available to holders of the Notes, or beneficial owners of interests therein, or any prospective purchaser of the Notes, the information required by Rule 144A(d)(4) to be made available in connection with the sale of Notes or beneficial interests in the Notes.

Events of Default

Each of the following will constitute an event of default under the indenture:

•	our failure to pay when due the principal of any of the Notes at final maturity, upon acceleration or exercise of a repurchase right or otherwise (whether or not prohibited by the subordination provision of the Notes);

•	our failure to pay an installment of interest on any of the Notes for 30 days after the date when due (whether or not prohibited by the subordination provision of the Notes);

•	our failure to pay when due in accordance with the indenture (including the provisions set forth under “ — Exchange in Lieu of Conversion”), the principal return or the net shares due upon conversion of Notes, together with cash in lieu of any fractional shares, upon conversion of a Note, and that failure continues for 5 days;

•	our failure to perform or observe any other term, covenant or agreement contained in the Notes or the indenture for a period of 60 days after written notice of such failure, requiring us to remedy the same, shall have been given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

•	our, or any of our “significant subsidiaries’,” failure to make any payment by the end of the applicable grace period, if any, after the maturity of any indebtedness for borrowed money (including, without limitation, under our Credit Agreement) in an amount in excess of $25 million, or if there is an acceleration of indebtedness for borrowed money in such principal amount because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in either case, for a period of 60 days after written notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding;

•	our failure to give timely notice of a fundamental change; and

•	certain events of bankruptcy, insolvency or reorganization of us or any “significant subsidiary” of ours.

If an event of default specified in the seventh bullet point above occurs and is continuing (other than pursuant to the bankruptcy, insolvency or reorganization of a significant subsidiary of ours), then the principal of all the Notes and the accrued and unpaid interest thereon shall automatically become immediately due and payable. If any other event of default shall occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may by written notice to us and the trustee declare the Notes due and payable at their principal amount together with accrued and unpaid interest, and thereupon the trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Notes by appropriate judicial proceedings. Such declaration may be rescinded and annulled with the written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, subject to the provisions of the indenture.

The holders of a majority in aggregate principal amount of Notes at the time outstanding through their written consent, or the holders of a majority in aggregate principal amount of Notes then outstanding represented at a meeting at which a quorum is present by a written resolution, may waive any existing default or event of default and its consequences except any default or event of default:

•	in any payment on the Notes;

•	in respect of the failure to convert the Notes; or

•	in respect of the covenants or provisions in the indenture that may not be modified or amended without the consent of the holder of each Note affected as described in “— Modification, Waiver and Meetings” below.

Holders of a majority in aggregate principal amount of the Notes then outstanding through their written consent, or the holders of a majority in aggregate principal amount of the Notes then outstanding represented at a meeting at which a quorum is present by a written resolution, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee, subject to the provisions of the indenture. The indenture contains a provision entitling the trustee to be indemnified by the holders of Notes before proceeding to exercise any right or power under the indenture at the request of such holders. The rights of holders of the Notes to pursue remedies with respect to the indenture and the Notes are subject to a number of additional requirements set forth in the indenture.

The indenture will provide that the trustee shall, within 90 days of the occurrence of a default, give to the registered holders of the Notes notice of all uncured defaults known to a responsible officer of the trustee, but the trustee shall be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such registered holders, except in the case of a default in the payment of the principal of, or premium, if any, or interest on, any of the Notes when due or in the payment of any conversion or repurchase obligation.

Notwithstanding the foregoing, the indenture will provide that, to the extent elected by us, the sole remedy for an event of default relating to any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the first 120 days after the occurrence of such an event of default consist exclusively of the right to receive an extension fee on the Notes in an amount equal to 0.25% of the principal amount of the Notes. If we so elect, the extension fee will be payable on all outstanding Notes on the date on which an event of default relating to a failure to comply with the reporting obligations in the indenture first occurs, which will be the 60th day after notice to us of our failure to so comply. On the 120th day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 120th day), the Notes will be subject to acceleration. The provisions of the indenture described in this paragraph will not affect the rights of holders of Notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the extension fee upon an event of default in accordance with this paragraph, the Notes will be subject to acceleration as provided above. In order to elect to pay the extension fee as the sole remedy during the first 120 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of Notes and the trustee and paying agent of such election on or before the close of business on the date on which such event of default occurs, which will be the 60th day after notice to us of our failure to so comply.

We are required to furnish annually to the trustee a statement as to the existence of any default or event of default under the indenture. In addition, we are required to file with the trustee a written notice of the occurrence of any default or event of default within five business days of our becoming aware of the occurrence of any default or event of default.

Modification, Waiver and Meetings

The indenture contains provisions for convening meetings of the holders of Notes to consider matters affecting their interests.

The indenture (including the terms and conditions of the Notes) may be modified or amended by us and the trustee, without the consent of the holder of any Note, for the purposes of, among other things:

•	adding to our covenants for the benefit of the holders of Notes;

•	surrendering any right or power conferred upon us;

•	providing for conversion rights of holders of Notes upon any recapitalization, reclassification or change of our common stock, a consolidation, merger or combination involving us, a sale, lease or other transfer to another corporation of the consolidated assets of us and our subsidiaries substantially as an entirety, or any statutory share exchange;

•	providing for the assumption of our obligations to the holders of Notes in the case of a merger, consolidation, conveyance, sale, transfer or lease;

•	increasing the conversion rate in the manner described in the indenture;

•	effecting or maintaining the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or complying with the requirements of the SEC with respect thereto;

•	securing our obligations in respect of the Notes;

•	curing any ambiguity or correcting or supplementing any defective provision contained in the indenture; provided that such modification or amendment does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of Notes in any material respect; provided further that any amendment made solely to conform the provisions of the indenture to the description of the Notes in this prospectus will not be deemed to adversely affect the interests of the holders of the Notes; or

•	adding or modifying any other provisions which we and the trustee may deem necessary or desirable and which will not adversely affect the interests of the holders of Notes in any material respect.

Modifications and amendments to the indenture or to the terms and conditions of the Notes may also be made, and noncompliance by us with any provision of the indenture or the Notes may be waived, either:

•	with the written consent of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding; or

•	by the adoption of a resolution at a meeting of holders at which a quorum is present by at least a majority in aggregate principal amount of the Notes represented at such meeting.

However, no such modification, amendment or waiver may, without the written consent or the affirmative vote of the holder of each outstanding Note affected:

•	change the maturity date of the principal of, or any date an installment of interest is due on any Note;

•	reduce the principal amount of any Note;

•	reduce the interest rate or amount of interest on any Note;

•	change the currency of payment of principal of or interest on any Note;

•	impair the right to institute suit for the enforcement of any payment on or with respect to, or the conversion of, any Note;

•	except as otherwise permitted or contemplated by provisions of the indenture, impair or adversely affect the conversion rights of holders of the Notes, including any change to the payment of the principal return or net share amount;

•	materially adversely affect any repurchase option of holders;

•	modify the subordination provisions of the indenture in a manner that is materially adverse to the holder of the Notes;

•	reduce the percentage in aggregate principal amount of Notes outstanding necessary to modify or amend the indenture or to waive any past default; or

•	reduce the percentage in aggregate principal amount of Notes outstanding required for any other waiver under the indenture.

The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in aggregate principal amount of the Notes at the time outstanding.

Form, Denomination and Registration

The Notes will be issued in fully registered form, without coupons, in denominations of $1,000 principal amount and whole multiples of $1,000.

Global Notes: Book-Entry Form

The Notes will be evidenced by one or more global Notes deposited with the trustee as custodian for DTC, and registered in the name of Cede & Co., as DTC’s nominee. Record ownership of the global Notes may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee, except as set forth below.

Ownership of beneficial interests in a global Note will be limited to persons that have accounts with DTC or its nominee (“participants”) or persons that may hold interests through participants. Transfers between direct DTC participants will be effected in the ordinary way in accordance with DTC’s rules and will be settled in same-day funds. Holders may also beneficially own interests in the global Notes held by DTC through certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly.

So long as Cede & Co., as nominee of DTC, is the registered owner of the global Notes, Cede & Co. for all purposes will be considered the sole holder of the global Notes. Except as provided below, owners of beneficial interests in the global Notes will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form, and will not be considered holders thereof. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer or pledge a beneficial interest in the global Notes to such persons may be limited.

We will wire, through the facilities of the trustee, the principal, and interest payments on the global Notes to Cede & Co., the nominee for DTC, as the registered owner of the global Notes. We, the trustee and any paying agent will have no responsibility or liability for paying amounts due on the global Notes to owners of beneficial interests in the global Notes.

It is DTC’s current practice, upon receipt of any payment of principal of, and interest on the global Notes, to credit participants’ accounts on the payment date in amounts proportionate to their respective beneficial interests in the Notes represented by the global Notes, as shown on the records of DTC, unless DTC believes that it will not receive payment on the payment date. Payments by DTC participants to owners of beneficial interests in Notes represented by the global Notes held through DTC participants will be the responsibility of DTC participants, as is now the case with securities held for the accounts of customers registered in “street name.”

If a holder would like to convert Notes into cash and, if applicable, common stock pursuant to the terms of the Notes, the holder should contact the holder’s broker or other direct or indirect DTC participant to obtain information on procedures, including proper forms and cut-off times, for submitting those requests.

Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and other banks, a holder’s ability to pledge the holder’s interest in the Notes represented by global Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate.

Neither we nor the trustee (nor any registrar, paying agent or conversion agent under the indenture) will have any responsibility for the performance by DTC or direct or indirect DTC participants of their obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of Notes, including, without limitation, the presentation of Notes for conversion as described below, only at the direction of one or more direct DTC participants to whose account with DTC interests in the global Notes are credited and only for the principal amount of the Notes for which directions have been given.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17 A of the Exchange Act. DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the underwriters of the Notes. Certain DTC participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global Notes among DTC participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will cause Notes to be issued in definitive registered form in exchange for the global Notes. None of us, the trustee or any of our or the trustee’s respective agents will have any responsibility for the performance by DTC or direct or indirect DTC participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global Notes.

According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Certificated Notes

We will issue the Notes in definitive certificated form if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934, as amended and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global Note may be exchanged for definitive certificated Notes upon request by or on behalf of DTC in accordance with customary procedures. The indenture permits us to determine at any time and in our sole discretion that Notes shall no longer be represented by global Notes. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global Notes at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Any Note that is exchangeable pursuant to the preceding sentence is exchangeable for Notes registered in the names which DTC will instruct the trustee. It is expected that DTC’s instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in that global Note. Subject to the foregoing, a global Note is not exchangeable except for a global Note or global Notes of the same aggregate denominations to be registered in the name of DTC or its nominee.

Notices

Except as otherwise provided in the indenture, notices to holders of Notes will be given by mail to the addresses of holders of the Notes as they appear in the Note register.

Governing Law

The indenture and the Notes will be governed by, and construed in accordance with, the law of the State of New York.

Information Regarding the Trustee

The Bank of New York Trust Company, N.A., as trustee under the indenture, has been appointed by us as paying agent, conversion agent, registrar and custodian with regard to the Notes. The trustee or its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business and may become the owner or pledgee of the Notes and otherwise deal with us having the same rights it would have if it did not serve in such capacities.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not meant to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and our second amended and restated bylaws.

Authorized Capital Stock

Our authorized capital stock consists of 90,000,000 authorized shares of common stock, par value $0.01 per share, and 10,000,000 authorized shares of preferred stock, of which 90,000 shares are designated as series A junior participating preferred stock, par value $0.01 per share. As of March 31, 2007 approximately 57.7 million shares of our common stock were issued and outstanding, approximately 4.9 million shares were reserved for issuance upon the exercise of options issued and outstanding pursuant to stock option plans, approximately 3.7 million shares are reserved for issuance upon the conversion of our previously issued convertible securities and no shares of preferred stock were outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share they hold on all matters voted on by our stockholders, and are not entitled to cumulate votes for the election of directors. Subject to any preferences that may be applicable to any outstanding preferred stock, the holders of shares of our common stock are entitled to receive any dividends that may be declared from time to time by our board of directors out of assets or funds legally available to pay dividends. In the event of our liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior distribution rights of holders of shares of our preferred stock, if any are then outstanding.

Preferred Stock

We may issue up to 10,000,000 shares of preferred stock. Our board of directors will have the authority to issue preferred stock in one or more series and to fix for each series the voting powers, full, limited or none, and the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereon, and the number of shares constituting any series and the designations of the series, without any further vote or action by our stockholders. Because the terms of the preferred stock may be fixed by our board of directors without stockholder action, the preferred stock could be issued quickly with terms calculated to defeat a proposed takeover of our company, or to make the removal of our management more difficult. Under certain circumstances, this could have the effect of decreasing the market price of our common stock.

In connection with the stockholder rights plan that we adopted, our amended and restated certificate of incorporation provides for the issuance of 90,000 shares of preferred stock designated as the series A junior participating preferred stock, par value $0.01 per share. No shares of our preferred stock are outstanding.

Preferred Stock Purchase Rights

We have entered into a stockholder rights agreement with National City Bank, as rights agent. Pursuant to the rights agreement, each outstanding share of our common stock is accompanied by one preferred stock purchase right. Each right entitles its registered holder to purchase from us one one-thousandth of a share of series A preferred stock at a price of $35 per one one-thousandth of a share, subject to adjustment.

Each share of series A preferred stock will be entitled, when, as and if declared, to a preferential quarterly dividend payment in an amount equal to the greater of $10 or 1,000 times the aggregate of all dividends declared per share of our common stock. In the event of our liquidation, dissolution or winding up, the holders of series A preferred stock will be entitled to a minimum preferential liquidation payment equal to $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions made per share of our common stock. Each share of series A preferred stock will entitle its holder to 1,000 votes on all matters submitted to a vote of our stockholders. In the event of any consolidation, merger, combination or other transaction in which shares of our common stock are exchanged, each share of series A preferred stock will be entitled to receive 1,000 times the aggregate amount of stock, securities, cash and/or other property (payable in kind) as the case may be, into which or for which each share of our common stock is changed or exchanged. The rights of series A preferred stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

Initially, the rights will attach to all our common stock certificates, and no separate rights certificates will be issued. Separate certificates evidencing the rights will be mailed to holders of record of our common stock as of the close of business on the earlier to occur of the tenth day after:

•	a public announcement that a person or group of affiliated or associated persons, which we refer to in this joint proxy statement/prospectus as an acquiring person, has acquired beneficial ownership of 15% or more of our outstanding common stock; or

•	a date as may be determined by action of our board of directors following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of our common stock. Prior to the time that a person would otherwise become an acquiring person, however, our board of directors may determine that this person is not an acquiring person for purposes of the rights agreement.

The rights agreement provides that, until the rights distribution date (or earlier redemption or expiration of the rights):

•	the rights will be transferred with and only with the certificates of our common stock,

•	common stock certificates issued upon transfer or new issuances of our common stock will contain a notation incorporating the rights agreement by reference, and

•	the surrender for transfer of any certificates for our common stock also will constitute the transfer of the rights associated with the common stock represented by the certificate.

The rights will not be exercisable until the rights distribution date. The rights will expire on May 7, 2009, unless the expiration date is extended or unless the rights are earlier redeemed or exchanged by us, in each case, as described below.

If a person or group becomes an acquiring person, each holder of a right will thereafter have the right to receive, upon exercise, our common stock (or, in certain circumstances, series A preferred stock or other similar securities of ours) having a value equal to two times the exercise price of the right. Notwithstanding any of the foregoing, following the time that a person or group becomes an acquiring person, all rights that are, or (under circumstances specified in the rights agreement) were, beneficially owned by any acquiring person will be null and void.

In the event that we are acquired in a merger or other business combination transaction, or 50% or more of its consolidated assets or earning power are sold after a person or group has become an acquiring person, proper provision will be made so that each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the right, that number of shares of common stock of the acquiring company which at the time of the transaction will have a market value of two times the exercise price of the right.

At any time after any person or group becomes an acquiring person and prior to the acquisition by the person or group of 50% or more of the outstanding shares of our common stock, our board of directors may exchange the rights (other than rights owned by the person or group, which will have become void), in whole or in part, at an exchange ratio of one share of our common stock or one one-thousandth of a share of series A preferred stock (or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges), as the case may be, per right (subject to adjustment).

At any time prior to a person or group becoming an acquiring person, our board of directors may redeem the rights, in whole but not in part, at a redemption price of $0.01 per right. The redemption of the rights may be made effective at that time and on that basis with those conditions that our board of directors, in its sole discretion, may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

The terms of the rights may be amended by our board of directors without the consent of the holders of the rights, except that from and after the existence of an acquiring person no amendment may adversely affect the interests of the holders of the rights (other than the acquiring person).

The number of outstanding rights and the number of one one-thousandths of a share of series A preferred stock issuable upon exercise of each right are subject to adjustment under circumstances specified in the rights agreement.

Until a right is exercised, the holder thereof, as a holder of the right, will not have any rights as a stockholder of our company, including, without limitation, the right to vote or to receive dividends.

The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not determined by our board of directors to be in the best interests of all our stockholders. The rights should not interfere with any merger or other business combination approved by our board of directors because, subject to the limitations described above, the rights may be redeemed by us at $0.01 per right prior to the time that a person or group has become an acquiring person.

Anti-Takeover Provisions — Our Amended and Restated Certificate of Incorporation, Our Second Amended and Restated Bylaws and the DGCL

Provisions in our amended and restated certificate of incorporation and second amended and restated bylaws might make it harder for a person or group to acquire us through a tender offer, proxy contest or otherwise. These provisions, which are identical to provisions in our certificate of incorporation and bylaws prior to completion of the proposed transaction, include, for example, terms providing for:

•	the issuance of “blank check” shares of our preferred stock by our board of directors without the approval of holders of our common stock;

•	higher stockholder voting requirements for certain transactions, including business combinations with specified related parties (i.e., a “fair price provision”);

•	a prohibition on taking actions by written consent of our stockholders;

•	restrictions on who is eligible to call a special meeting of our stockholders;

•	classification of the our board of directors into three classes; and

•	the removal of directors only for cause and only by a vote of 80% of our outstanding voting power.

These provisions may also have the effect of discouraging third parties from making proposals involving an acquisition or change of control of our company, although these proposals, if made, might be considered desirable by a majority of our stockholders. A further effect of these provisions (as compared to not including these provisions in our amended and restated certificate of incorporation and second amended and restated bylaws) could be to make it more difficult for third parties to cause the replacement of our board of directors. These provisions have been designed to enable us to develop our business and foster our long-term growth without the disruptions caused by the threat of a takeover not deemed by our board of directors to be in the best interest of us and our stockholders.

We are governed by the provisions of Section 203 of the DGCL. Subject to specified exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time of the transaction in which the person became an interested stockholder. Subject to specified exceptions, for purposes of Section 203, an “interested stockholder” is defined as a person who, together with the person’s affiliates and associates, owns, or within three years has owned, 15% or more of the corporation’s voting stock. For purposes of Section 203, a “business combination” includes a merger, consolidation, sale or other disposition of assets having an aggregate value in excess of 10% of either the aggregate market value of the consolidated assets of the corporation or the aggregate market value of all the outstanding stock of the corporation, and certain transactions that would increase the interested stockholder’s proportionate share ownership in the corporation or which provide the interested stockholder with a financial benefit. These restrictions would not apply if:

•	our board of directors approved the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of our company (excluding shares owed by officers, directors, or specified employee purchase plans); or

•	at or subsequent to the time the transaction was approved by our board of directors, there was an affirmative vote of at least 66.66% of the outstanding voting stock of our company.

The business combinations provisions of Section 203 of the DGCL may have the effect of prohibiting, deterring or delaying merger proposals, tender offers or other attempts to effect a change in control of our company that are not negotiated with and approved by our board of directors.

Limited Liability and Indemnification Provisions

Our amended and restated certificate of incorporation limits, to the fullest extent now or hereafter permitted by the DGCL, the liability of a director to us or our stockholders for monetary damages for breach of his or her fiduciary duties as a director, except for liability:

•	for a breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL, relating to prohibited dividends, distributions and repurchases or redemptions of stock; or

•	for any transaction from which the director derives an improper personal benefit.

This provision, however, will have no effect on the availability of equitable remedies, including injunctions and rescissions. Additionally, this provision will not limit liability under state or federal securities laws.

Our amended and restated certificate of incorporation contains provisions for indemnification of directors and officers to the fullest extent permitted by federal or state securities law. Our amended and restated certificate of incorporation also permits us to maintain and pay premiums on an insurance policy on behalf of our directors and officers covering losses arising from claims based on breaches of duty, negligence, error and other wrongful acts. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is National City Bank. Its address is 629 Euclid Avenue, Suite 635, Cleveland, Ohio 44114, and its telephone number at this location is (216) 575-2492.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of material U.S. federal income and, in the case of non-U.S. holders (as defined below), estate tax considerations relating to the purchase, ownership and disposition of the Notes and shares of our common stock, if any, acquired upon conversion of a Note. The U.S. federal income and estate tax considerations set forth below are based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to statements made and conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary is limited to holders that purchase Notes in the offering at the “issue price” of the Notes as defined in Section 1273 of the Code and hold the Notes and the shares of our common stock as “capital assets” (generally, property held for investment) for U.S. federal income tax purposes. This discussion does not describe all of the U.S. federal income or estate tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules including, without limitation, tax-exempt entities, holders subject to the U.S. federal alternative minimum tax, traders or dealers in securities or currencies, financial institutions, insurance companies, regulated investment companies, certain former citizens or former long-term residents of the United States, partnerships or other pass-through entities, U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar and persons that hold the Notes or shares of our common stock in connection with a “straddle,” “hedging,” “conversion” or other risk reduction transaction. This discussion does not address the tax consequences arising under any state, local or foreign law. In addition, this summary does not consider the effect of U.S. federal estate or gift tax laws (except as set forth below with respect to certain U.S. federal estate tax consequences to non-U.S. holders).

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a Note or shares of our common stock, if any, acquired upon conversion of a Note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (including any entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;

•	an estate that is subject to U.S. federal income tax on its income regardless of its source; or

•	a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” means a beneficial owner of a Note or shares of our common stock, if any, acquired upon conversion of a Note that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and is not a U.S. holder.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a Note or shares of our common stock, if any, acquired upon conversion of a Note, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A beneficial owner that is a partnership for U.S. federal income tax purposes and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes or shares of our common stock, if any, acquired upon conversion of a Note.

Investors considering the purchase of the Notes should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

U.S. Holders

Payments of Interest

It is expected that the Notes will be issued without original issue discount (“OID”’) for U.S. federal income tax purposes. Accordingly, a U.S. holder generally will be required to recognize as ordinary income any interest paid or accrued on the Notes, in accordance with the U.S. holder’s regular method of tax accounting. If, contrary to our expectations, the Notes are issued at a discount that gives rise to OID, a U.S. holder generally will be required to include such OID in gross income in advance of the receipt of cash associated with such income. The remainder of this discussion assumes that the Notes will be issued without OID.

Sale, Redemption or Exchange of Notes

Subject to the discussion under “— Conversion of the Notes into Cash and Shares of Our Common Stock Received From Us” below, a U.S. holder generally will recognize capital gain or loss if the holder disposes of a Note in a sale, redemption or exchange (including the disposition of a Note to a financial institution in an “exchange in lieu of conversion,” as described under “Description of the Notes — Exchange in Lieu of Conversion”). The U.S. holder’s gain or loss will equal the difference between the proceeds received by the holder (other than proceeds attributable to accrued and unpaid interest) and the holder’s adjusted tax basis in the Note. The proceeds received by a U.S. holder will include the amount of any cash and the fair market value of any other property received for the Note. The portion of any proceeds that is attributable to accrued interest will not be taken into account in computing the U.S. holder’s capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in income. The gain or loss recognized by a U.S. holder on a disposition of the Note will be long-term capital gain or loss if the holder held the Note for more than one year. Long-term capital gains of noncorporate taxpayers generally are taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deduction of capital losses is subject to limitations.

Conversion of the Notes into Cash and Shares of Our Common Stock Received From Us

If a U.S. holder converts the Notes and receives from us a combination of cash and shares of our common stock, the tax treatment to the U.S. holder is uncertain. The conversion might be treated as a recapitalization or other similar transaction, in which case no loss would be recognized upon the conversion, but the U.S. holder would be required to recognize any gain in an amount equal to the lesser of (1) the cash payment (excluding cash received in lieu of a fractional share) or (2) the excess of (i) the fair market value of shares of our common stock and cash payment received in the conversion over (ii) the U.S. holder’s adjusted tax basis in the Note at the time of conversion. In this case, the U.S. holder’s tax basis in shares of our common stock received upon conversion of a Note would be the same as the U.S. holder’s tax basis in the Note, increased by the amount of gain recognized, if any, and reduced by the amount of the cash payment. Cash received in lieu of a fractional share of our common stock generally would be treated as a payment in exchange for the fractional share. Accordingly, the receipt of cash in lieu of a fractional share generally would result in capital gain or loss measured by the difference between the cash received for the fractional share and the U.S. holder’s adjusted tax basis in the fractional share.

Alternatively, the receipt from us of shares of our common stock and cash may be treated as a part conversion/part sale transaction. In such case, the cash payment would be treated as proceeds from a sale of a portion of the Note, as described above under “— Sale, Redemption or Exchange of Notes,” and shares of our common stock would be treated as received upon conversion of a portion of the Note, as described above in the preceding paragraph. A U.S. holder’s tax basis in the Note would be allocated pro rata between the shares of our common stock received (including any fractional share treated as received) and the portion of the Note that is treated as sold for cash based upon the relative values of shares of our common stock received and the cash payment. In either case, the holding period of any shares of our common stock received upon conversion should include the holding period of the Note converted. Other characterizations may also be possible.

Prospective purchasers should consult their own tax advisors as to the tax treatment of the receipt from us of a combination of cash and shares of our common stock upon conversion of a Note.

Upon a conversion of a Note where we deliver solely cash, such cash payment will be treated as a sale of the Note by the U.S. holder as described above under “— Sale, Redemption or Exchange of Notes.”

Notwithstanding the discussion above, the fair market value of shares of our common stock and cash received with respect to accrued and unpaid interest should be excluded from the computation of gain described above and instead taxed as a payment of interest, as described above under “— Payments of Interest.” A U.S. holder’s tax basis in any such shares of our common stock received will be equal to such common stock’s fair market value upon conversion, and the holding period of such shares will commence on the day after the date of conversion.

Conversion Rate Adjustments

The conversion rate of the Notes is subject to adjustment under certain circumstances (see “Description of the Notes — Conversion Rights — Make Whole Amount” and “Description of the Notes — Conversion Rights — Conversion Rate Adjustments”). Certain adjustments to (or the failure to make such adjustments to) the conversion rate of the Notes that increase the proportionate interest of a U.S. holder in our assets or earnings and profits may result in a taxable constructive distribution to the holders of the Notes, whether or not the holders ever convert their Notes. This could occur, for example, if the conversion rate is adjusted to compensate holders of Notes for certain distributions of cash or property to our stockholders. Such a constructive distribution will be treated as a dividend, resulting in ordinary income, to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. It is unclear whether any such constructive dividend would be eligible for the reduced rate of U.S. federal income tax applicable to certain dividends received by noncorporate holders or the dividends received deduction applicable to corporate holders. As a result of the treatment of a conversion rate adjustment as a deemed dividend, U.S. holders of Notes could recognize taxable income as a result of an event pursuant to which they receive no cash or property. Generally, a U.S. holder’s tax basis in a Note will be increased to the extent any such constructive distribution is treated as a dividend. Moreover, if there is an adjustment (or a failure to make an adjustment) to the conversion rate of the Notes that increases the proportionate interest of the holders of our outstanding common stock in our assets or earnings and profits, then such increase in the proportionate interest of the holders of our common stock generally will be treated as a constructive distribution to such holders, taxable as described above.

Dividends on Our Common Stock

If a U.S. holder receives shares of our common stock upon the conversion of a Note and we subsequently make distributions on our common stock, the distributions will constitute dividends taxable to the holder as ordinary income for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. To the extent a U.S. holder receives distributions on shares of our common stock that would otherwise constitute dividends for U.S. federal income tax purposes but that exceed our current and accumulated earnings and profits as determined under U.S. federal income tax principles, such distributions will be treated first as a non-taxable return of capital reducing the holder’s tax basis in the shares of our common stock (determined on a share-by-share basis). Any such distributions in excess of the U.S. holder’s tax basis in its shares of our common stock generally will be treated as capital gain. Subject to applicable limitations, distributions on our common stock constituting dividends will qualify for the dividends received deduction applicable to holders that are U.S. corporations and may qualify for preferential rates applicable to certain non-corporate holders. As noted above under “Dividend Policy,” we do not currently intend to declare or pay dividends on our common stock.

Sale or Exchange of Our Common Stock

A U.S. holder generally will recognize capital gain or loss on a sale or exchange of our common stock. The U.S. holder’s gain or loss will equal the difference between the proceeds received by the holder and the holder’s tax basis in shares of our common stock. The holder’s basis in shares of our common stock generally will be the holder’s adjusted tax basis in the shares immediately after such shares were acquired by the holder, subject to certain adjustments, including those described above under “— Dividends on Our Common Stock.” The proceeds received by a U.S. holder will include the amount of any cash and the fair market value of any other property received for the common stock. The gain or loss recognized by a U.S. holder on a sale or exchange of our common stock will be long-term capital gain or loss if the holder’s holding period for the common stock (which generally should include the holding period for the Note) is more than one year. Long-term capital gains of noncorporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deduction of capital losses is subject to limitations.

Backup Withholding and Information Reporting

Certain noncorporate U.S. holders may be subject to IRS information reporting and backup withholding at the applicable rate (currently 28%) on payments of interest on the Notes, dividends on shares of our common stock and proceeds from the sale or other disposition of the Notes or our common stock. Backup withholding generally will only be imposed if a noncorporate U.S. holder fails to furnish its taxpayer identification number (“TIN”), furnishes an incorrect TIN, is notified by the IRS that he or she has failed to properly report payments of interest or dividends, or, under certain circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct TIN and has not been notified by the IRS that he or she is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments to a U.S. holder can be refunded or credited against the U.S. holder’s U.S. federal income tax liability, if any, if certain required information is furnished to the IRS in a timely manner.

Non-U.S. Holders

Payments of Interest

In general, payments of interest on the Notes to, or on behalf of, a non-U.S. holder will be considered “portfolio interest” and will not be subject to U.S. federal income or withholding tax, provided such interest is not effectively connected with the conduct of a trade or business within the United States by such non-U.S. holder, if:

•	such non-U.S. holder does not actually or by attribution own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	such non-U.S. holder is not, for U.S. federal income tax purposes, a controlled foreign corporation that is related to us, actually or by attribution, through stock ownership;

•	such non-U.S. holder is not a bank receiving interest described in section 881(c)(3)(A) of the Code; and

•	the certification requirements, as described below, are satisfied.

To satisfy the certification requirements referred to above, either (i) the beneficial owner of a Note must certify, under penalties of perjury, to the payor that such owner is not a “U.S. person” as defined in the Code and must provide such owner’s name and address, and TIN, if any, or (ii) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business (a “Financial Institution”), and holds the Note on behalf of the beneficial owner thereof must certify, under penalties of perjury, to us or our paying agent, as the case may be, that such certificate has been received from the beneficial owner and must furnish the payor with a copy thereof. Such requirement will be fulfilled if the beneficial owner of a Note certifies on IRS Form W-8BEN, under penalties of perjury, that it is a non-U.S. person and provides its name and address or any Financial Institution holding the Note on behalf of the beneficial owner files a statement with the withholding agent to the effect that it has received such a statement from the beneficial owner (and furnishes the withholding agent with a copy thereof). Special certification rules apply for Notes held by foreign partnerships, foreign trusts and other intermediaries.

If interest on the Note is effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder, the non-U.S. holder generally will not be subject to U.S. federal withholding tax (provided that the certification requirements discussed in the next sentence are met), but generally will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. holder, unless an applicable tax treaty provides otherwise. In order to claim an exemption from withholding tax, such a non-U.S. holder must provide the payor with a properly executed IRS Form W-8ECI or W-8BEN certifying, under penalties of perjury, that the holder is a non-U.S. person and the interest is effectively connected with the holder’s conduct of a U.S. trade or business and is includible in the holder’s gross income or exempt under an applicable tax treaty. In addition, if such non-U.S. holder engaged in a U.S. trade or business is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Interest on Notes not effectively connected with a U.S. trade or business and not excluded from U.S. federal withholding tax under the “portfolio interest” exception described above generally will be subject to withholding at a 30% rate, except where a non-U.S. holder can claim the benefits of an applicable tax treaty to reduce or eliminate such withholding tax and demonstrates such eligibility to the payor and the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to, and procedures for claiming, a reduced rate of withholding under a tax treaty.

Conversion of the Notes

To the extent a non-U.S. holder recognizes gain upon conversion of a Note, such gain would be subject to the rules described below with respect to the sale or exchange of a Note or shares of our common stock. See “— Sale or Exchange of the Notes or Our Common Stock” below.

Conversion Rate Adjustments

The conversion rate of the Notes is subject to adjustment in certain circumstances, and such adjustments could, in certain circumstances, give rise to a deemed distribution to non-U.S. holders of the Notes. See “— U.S. Holders — Conversion Rate Adjustments” above. In such case, the deemed distribution would be subject to the rules below regarding withholding of U.S. federal tax on dividends in respect of our common stock. See “Non U.S. Holders — Dividends on Our Common Stock” below. It is possible that such withholding tax would be withheld from amounts owed to a non-U.S. holder, including but not limited to interest, shares of our common stock, or sales proceeds subsequently paid or credited to such holder.

Sale or Exchange of the Notes or Our Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale or other taxable disposition (including a redemption, or the disposition of a Note to a financial institution in an “exchange in lieu of conversion” as described under “Description of the Notes — Exchange in Lieu of Conversion”) of a Note or any shares of our common stock received upon conversion thereof unless:

•	the non-U.S. holder is an individual who was present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case the non-U.S. holder will be subject to a flat 30% tax on its U.S.-sourced net gain, if any, from the sale or disposition of such non-U.S. holder’s capital assets and sold or otherwise disposed of during the taxable year;

•	the gain is effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the regular graduated United States federal income tax rates and in the manner applicable to U.S. persons and, if the non-U.S. holder is a foreign corporation, the “branch profits tax” equal to 30% of its effectively connected earnings and profits (or such lower rate as may be specified by an applicable income tax treaty) may also apply; or

•	at any time within the shorter of the five year period preceding such disposition or such holder’s holding period, we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.

We do not believe that we currently are a United States real property holding corporation. However, if we are, or in the future become, a United States real property holding corporation, a non-U.S. holder might be subject to U.S. federal income and, in certain circumstances, withholding tax with respect to gain realized on the disposition of Notes or shares of our common stock. In that case, any tax withheld pursuant to the rules applicable to dispositions of a U.S. real property interest would be creditable against such non-U.S. holder’s U.S. federal income tax liability and might entitle such non-U.S. holder to a refund upon furnishing required information to the IRS. However, even if we are or were to become a United States real property holding corporation, any gain realized on the disposition of shares of our common stock or Notes would only be subject to U.S. federal income and, in certain circumstances, withholding tax if (i) in the case of (a) our common stock, or (b) Notes that become regularly traded on a securities market, the non-U.S. holder owned, actually or by attribution, more than 5% of such common stock or regularly traded Notes within five years before the disposition of such common stock or Notes and (ii) in the case of Notes that were not regularly traded, the non-U.S. holder owned, actually or by attribution, such Notes which, as of any date on which any Notes were acquired by the holder, had a fair market value greater than the fair market value on that date of 5% of our common stock. If the foregoing conditions were met, then any gain recognized by a non-U.S. holder on the sale, exchange, or other disposition of Notes or shares of our common stock would be treated as effectively connected with a U.S. trade or business and would be subject to U.S. federal income tax at the regular graduated rates and generally in the manner applicable to U.S. persons.

Dividends on Our Common Stock

If a non-U.S. holder receives shares of our common stock upon the conversion of a Note and we subsequently make distributions on our common stock, the distributions will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Except as described below, dividends paid on our common stock held by a non-U.S. holder will be subject to U.S. federal withholding tax at a rate of 30% or lower treaty rate, if applicable. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish the payor with a valid IRS Form W-8BEN (or applicable successor form) certifying such holder’s qualification for the reduced rate. This certification must be provided to the payor prior to the payment of any dividends on our common stock and must be updated periodically. Non-U.S. holders that do not timely provide the payor with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to, and procedures for claiming, a reduced rate of withholding under a tax treaty.

If dividends paid to a non-U.S. holder are effectively connected with the conduct of a U.S. trade or business by the non-U.S. holder, the payor generally is not required to withhold tax from the dividends, provided that the non-U.S. holder furnishes to the payor a valid IRS Form W-8ECI or W-8BEN certifying, under penalties of perjury, that the holder is a non-U.S. person, and the dividends are effectively connected with the holder’s conduct of a U.S. trade or business and are includible in the holder’s gross income or exempt under an applicable tax treaty. Dividends on common stock exempt from the withholding tax as effectively-connected income nevertheless will be subject to a graduated U.S. federal income tax on a net income basis as if such amounts were earned by a U.S. person unless an applicable tax treaty provides otherwise. In addition, if such non-U.S. holder is a foreign corporation, it may be subject to a “branch profits tax” equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

As noted above under “Dividend Policy,” we do not currently intend to declare or pay dividends on our common stock.

Backup Withholding and Information Reporting

Treasury regulations require annual reporting to the IRS and to each non-U.S. holder of the amount of interest or dividends paid to that holder and the tax withheld from those payments of interest or dividends. These information reporting requirements apply regardless of whether withholding was not required because the payments consisted of “portfolio interest” that is exempt from withholding, the payments were effectively connected with a U.S. trade or business or withholding was reduced or eliminated by any applicable tax treaty. Copies of the information returns reporting those payments of interest or dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

A non-U.S. holder generally will not be subject to additional information reporting or to backup withholding at the applicable rate (currently 28%) with respect to payments of interest on the Notes or dividends on common stock, provided the holder has furnished to the payor or broker a valid IRS Form W-8BEN certifying, under penalties of perjury, its status as a non-U.S. person or otherwise established an exemption.

The payment of the proceeds of the sale or other disposition of the Notes or shares of our common stock (including a redemption) by a non-U.S. holder to or through the U.S. office of any broker, U.S. or non-U.S., generally will be reported to the IRS and reduced by backup withholding at the applicable rate, unless the non-U.S. holder certifies its status as a non-U.S. holder under penalties of perjury or otherwise establishes an exemption. The payment of the proceeds of a sale or other disposition of the Notes or shares of our common stock (including a redemption) by a non-U.S. holder to or through a non-U.S. office of a non-U.S. broker will not be reduced by backup withholding or reported to the IRS, unless the non-U.S. broker has certain enumerated connections with the United States. In general, the payment of proceeds from the sale or other disposition of the Notes or shares of our common stock by or through a non-U.S. office of a broker that is a U.S. person or has certain enumerated connections with the United States will be reported to the IRS and may be subject to backup withholding, unless the non-U.S. holder certifies its status as a non-U.S. person under penalties of perjury or otherwise establishes an exemption or the broker has specified documentary evidence in its files that the holder is a non-U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, if certain required information is furnished to the IRS in a timely manner. The backup withholding and information reporting rules are complex, and non-U.S. holders are urged to consult their own tax advisors regarding application of these rules in their particular circumstances.

U.S. Estate Tax

Notes owned or treated as owned by an individual who is not a citizen or resident (as specifically defined for U.S. federal estate tax purposes) of the United States at the time of death, referred to as a “nonresident decedent,” will not be includible in the nonresident decedent’s gross estate for U.S. federal estate tax purposes as a result of such nonresident decedent’s death, provided that, at the time of death, the nonresident decedent does not own, actually or by attribution, 10% or more of the total combined voting power of all classes of our stock entitled to vote and payments with respect to such Notes would not have been effectively connected with the conduct of a U.S. trade or business by the nonresident decedent.

Shares of our common stock owned or treated as owned by a nonresident decedent will be includible in the nonresident decedent’s gross estate for U.S. federal estate tax purposes as a result of the nonresident decedent’s death. Subject to applicable treaty limitations, if any, a nonresident decedent’s estate may be subject to U.S. federal estate tax on property includible in the estate for U.S. federal estate tax purposes.

CERTAIN ERISA CONSIDERATIONS

To the extent the Notes are purchased and held by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or by an individual retirement account or employee benefit plan subject to Section 4975 of the Code, the following considerations should be made. A fiduciary of an employee benefit plan subject to ERISA must determine that the purchase and holding of a Note is consistent with its fiduciary duties under ERISA. The fiduciary of an ERISA plan, as well as any other prospective investor subject to Section 4975 of the Code, must also determine that its purchase and holding of Notes does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

By purchasing any Notes, a purchaser will be deemed to represent, warrant and agree that either:

(i) no assets of a person who is, or at any time when Notes are held will be (or will be deemed for such purposes to be), an employee benefit plan or arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or another employee benefit plan subject to any federal, state, local or foreign law substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), have been used to acquire the Notes; or

(ii) the purchase and holding of the Notes by such purchaser (a) are, and will be, exempt from the prohibited transaction restrictions of ERISA and the Code by virtue of (i) an applicable prohibited transaction class exemption, including, without limitation, Prohibited Transaction Class Exemption (“PTCE”) 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 9138 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), and PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or (ii) the statutory exemption under Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code for certain prohibited transactions between a plan and a person or entity that is a party in interest to such plan solely by reason of providing services to the plan (other than a party in interest that is a fiduciary with respect to the assets of the plan involved in the transaction, or an affiliate of such fiduciary), provided that there is adequate consideration for the transaction or, (b) in the case of an employee benefit plan subject to Similar Law, do not, and will not, violate any such Similar Law.

UNDERWRITING

Citi is acting as the bookrunning manager of the offering and as representative of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of Notes set forth opposite the underwriter’s name.

Principal
Amount
Underwriter	of Notes

Citigroup Global Markets Inc.	$
UBS Securities LLC
Banc of America Securities LLC
Deutsche Bank Securities Inc.
Raymond James & Associates, Inc.

Total	$500,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Notes if they purchase any of the Notes.

The underwriters propose to offer some of the Notes directly to the public at the public offering price set forth on the cover page of this prospectus and some of the Notes to dealers at the public offering price less a concession not to exceed  % of the principal amount of the Notes. The underwriters may allow, and dealers may reallow a concession not to exceed  % of the principal amount of the Notes on sales to other dealers. After the initial offering of the Notes to the public, the representatives may change the public offering price and concessions.

We have granted to the underwriters an option to purchase, within a period of 13 days beginning with the date we first issue the Notes, up to $75 million additional principal amount of Notes at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a principal amount of additional Notes approximately proportionate to that underwriter’s initial purchase commitment.

Subject to certain exceptions, we and our executive officers and directors have agreed that, for a period of 90 days from the date of this prospectus, we and they will not, without the prior, written consent of Citi, dispose of or hedge any shares of our common stock or any securities convertible into or exchangeable for our common stock. Citi in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional Notes.

Paid by Issuer
	No Exercise	Full Exercise

Per note	$	$
Total	$	$

In connection with the offering, Citi, on behalf of the underwriters, may purchase and sell Notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of Notes in excess of the principal amount of Notes to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of Notes made in an amount up to the principal amount represented by the underwriters’ over-

allotment option. In determining the source of Notes to close out the covered syndicate short position, the underwriters will consider, among other things, the price of Notes available for purchase in the open market as compared to the price at which they may purchase Notes through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the Notes in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of Notes in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing Notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of Notes in the open market while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citi, in covering syndicate short positions or making stabilizing purchases, repurchases Notes originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our total expenses for this offering will be approximately $1.3 million.

Certain of the underwriters have performed investment banking, commercial banking and advisory services for us from time to time for which they have received customary fees and expenses. The net proceeds from this offering will be applied to repay indebtedness under our revolving credit facility and our term loan facility, a portion of which are held by affiliates of Citi, UBS Securities LLC, Banc of America Securities LLC and Raymond James & Associates, Inc. Citi is the administrative agent under, and affiliates of Citi, UBS Securities LLC, Banc of America Securities LLC and Raymond James & Associates, Inc. are lenders under, our senior secured credit facility. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

LEGAL MATTERS

The validity of the Notes offered hereby will be passed upon for us by Dewey Ballantine LLP, New York, New York, and certain legal matters in connection with this offering will be passed upon for the Underwriters by Cahill Gordon & Reindel LLP, New York, New York and certain legal matters will be passed upon for the Underwriters by Davis Polk & Wardwell, New York, New York.

EXPERTS

The consolidated financial statements of LifePoint Hospitals, Inc. appearing in LifePoint Hospitals, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2006, and LifePoint Hospitals, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at http://www.sec.gov.

This prospectus incorporates by reference the documents set forth below that LifePoint has previously filed with the SEC. These documents contain important information about LifePoint’s finances. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in, or incorporated by reference in, this prospectus.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007; and

•	Current Reports on Form 8-K dated May 2, 2007, May 10, 2007 and May 18, 2007.

We are also incorporating by reference additional documents that we file with the SEC under Sections 13(a), 13(e), 14 or 15(d) of the Exchange Act between the date of this prospectus and termination or completion of this offering (excluding any information furnished pursuant to Items 2.02 or 7.01 on any current report on Form 8-K).

If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus. Stockholders may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:
LifePoint Hospitals, Inc.
Attention: Penny Brake, Investor Relations
103 Powell Court, Suite 200
Brentwood, Tennessee 37027
Telephone: (615) 372-8532

You can also get more information by visiting our investor relations website at http://www.lifepointhospitals.com. Website materials are not part of this prospectus.

$500,000,000

% Convertible Senior Subordinated
Notes due 2014

PROSPECTUS

May   , 2007

Book-Running Manager

Citi

UBS Investment Bank
Banc of America Securities LLC
Deutsche Bank Securities
Raymond James

Neither we nor the underwriters have authorized anyone to provide information different from that contained in this prospectus. When you make a decision about whether to invest in our Notes, you should not rely upon any information other than the information in this prospectus. Neither the delivery of this prospectus nor the sale of the securities means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the Registrants’ best estimate as to anticipated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with a distribution of securities registered hereby:

SEC registration fee		$(1)
Legal fees and expenses	350,000	(2)
Printing fees and expenses	100,000	(2)
Accounting fees and expenses	150,000	(2)
Miscellaneous expenses	650,000	(2)

Total	$1,250,000

(1)	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

(2)	Estimated.

Item 15.	Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

Article Thirteenth of our certificate of incorporation requires indemnification to the fullest extent permitted under the DGCL, as may be amended, of any person who is or was a director or officer of LifePoint who is or was involved or threatened to be made so involved in any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer, employee or agent of LifePoint or was serving at the request of us as a director, officer, employee or agent of any other enterprise.

The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL and Article Thirteenth of our amended and restated certificate of incorporation.

Item 16.	Exhibits.

Exhibit No.		Description of Exhibit

*1	.1	Form of Underwriting Agreement.
4.1		Amended and Restated Certificate of Incorporation of the Registrant. (incorporated by reference from exhibits to the Registration Statement on Form S-8 filed by LifePoint Hospitals, Inc. on April 19, 2005).
4.2		Second Amended and Restated Bylaws of the Registrant (incorporated by reference from exhibits to the LifePoint Hospitals, Inc. Current Report on Form 8-K dated October 16, 2006).
4.3		Rights Agreement, dated as of April 15, 2005, by and between LifePoint Hospitals, Inc. and National City Bank, as Rights Agent (incorporated by reference from exhibits to the Registration Statement on Form S-8 filed by Historic LifePoint Hospitals, Inc. on April 15, 2005).
4.4		Form of Specimen Stock Certificate (incorporated by reference from exhibits to the Registration Statement on Form S-4, as amended, filed by Historic LifePoint Hospitals, Inc. on October 25, 2004).
4.5		Form of Senior Subordinated Convertible Notes Indenture, by and between LifePoint Hospitals, Inc. and The Bank of New York Trust Company, N.A., as trustee (including Form of Note attached thereto).
5.1		Opinion of Dewey Ballantine LLP with respect to the validity of the securities.
12.1		Statement re: Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of Ernst & Young LLP.
23.2		Consent of Dewey Ballantine LLP (included in Exhibit 5.1).
24.1		Power of Attorney (included on the signature page).
25.1		Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939.

*	To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the underwriting not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on May 21, 2007.

LIFEPOINT HOSPITALS, INC.

By:	/s/ William F. Carpenter III
William F. Carpenter III
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William F. Carpenter III and Paul D. Gilbert as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William F. Carpenter III William F. Carpenter III	President, Chief Executive Officer and Director (Principal Executive Officer)	May 21, 2007

/s/ Gary D. Willis Gary D. Willis	Senior Vice President and Chief Accounting Officer (Principal Financial and Accounting Officer)	May 21, 2007

/s/ Owen G. Shell, Jr. Owen G. Shell, Jr.	Chairman of the Board of Directors	May 21, 2007

/s/ Richard H. Evans Richard H. Evans	Director	May 21, 2007

/s/ DeWitt Ezell, Jr. DeWitt Ezell, Jr.	Director	May 21, 2007

/s/ Michael P. Haley Michael P. Haley	Director	May 21, 2007

Signature	Title	Date

/s/ Ricki Tigert Helfer Ricki Tigert Helfer	Director	May 21, 2007

/s/ William V. Lapham William V. Lapham	Director	May 21, 2007

/s/ John E. Maupin, Jr. D.D.S. John E. Maupin, Jr. D.D.S.	Director	May 21, 2007

EXHIBIT INDEX

Exhibit No.		Description of Exhibit

*1	.1	Form of Underwriting Agreement.
4.1		Amended and Restated Certificate of Incorporation of the Registrant. (incorporated by reference from exhibits to the Registration Statement on Form S-8 filed by LifePoint Hospitals, Inc. on April 19, 2005).
4.2		Second Amended and Restated Bylaws of the Registrant (incorporated by reference from exhibits to the LifePoint Hospitals, Inc. Current Report on Form 8-K dated October 16, 2006).
4.3		Rights Agreement, dated as of April 15, 2005, by and between LifePoint Hospitals, Inc. and National City Bank, as Rights Agent (incorporated by reference from exhibits to the Registration Statement on Form S-8 filed by Historic LifePoint Hospitals, Inc. on April 15, 2005).
4.4		Form of Specimen Stock Certificate (incorporated by reference from exhibits to the Registration Statement on Form S-4, as amended, filed by Historic LifePoint Hospitals, Inc. on October 25, 2004).
4.5		Form of Senior Subordinated Convertible Notes Indenture, by and between LifePoint Hospitals, Inc. and The Bank of New York Trust Company, N.A., as trustee (including Form of Note attached thereto).
5.1		Opinion of Dewey Ballantine LLP with respect to the validity of the securities.
12.1		Statement re: Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of Ernst & Young LLP.
23.2		Consent of Dewey Ballantine LLP (included in Exhibit 5.1).
24.1		Power of Attorney (included on the signature page).
25.1		Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939.

*	To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.